Statuten
von Transocean Ltd.
vom 16. Mai 2014

Articles of Association of
Transocean Ltd.
as of May 16, 2014

Abschnitt 1:
Firma, Sitz, Zweck und Dauer der Gesellschaft

Artikel 1

Firma, Sitz

Unter der Firma

Transocean Ltd.
(die **Gesellschaft**)

besteht eine Aktiengesellschaft mit Sitz in Steinhausen, Kanton Zug, Schweiz.

Zweck

Artikel 2

1 Zweck der Gesellschaft ist der Erwerb, das Halten, die Verwaltung, die Verwertung und die Veräusserung von Beteiligungen an Unternehmen im In- und Ausland, ob direkt oder indirekt, insbesondere an Unternehmen, die im Bereich der Erbringung von Dienstleistungen für Offshore Öl-und Gasbohrungen, einschliesslich Management Dienstleistungen, Bohringenieurs- und Bohr-Projekt Management-Dienstleistungen für Öl-und Gasbohrungen, sowie von Öl- und Gas-Exploration und -Produktions-aktivitäten tätig sind, sowie die Finanzierung dieser Aktivitäten. Die Gesellschaft kann Grundstücke und gewerbliche Schutzrechte im In- und Ausland erwerben, halten, verwalten, belasten und verkaufen.

2 Die Gesellschaft kann alle Tätigkeiten ausüben und Massnahmen ergreifen, die geeignet erscheinen, den Zweck der Gesellschaft zu fördern, oder die mit diesem zusammenhängen.

Artikel 3

Section 1:
Name, Place of Incorporation, Purpose and Duration of the Company

Article 1

Name, Place of Incorporation

Under the name

Transocean Ltd.
(the **Company**)

there exists a corporation with its place of incorporation in Steinhausen, Canton of Zug, Switzerland.

Purpose

Article 2

1 The purpose of the Company is to acquire, hold, manage, exploit and sell, whether directly or indirectly, participations in businesses in Switzerland and abroad, in particular in businesses that are involved in offshore contract drilling services for oil and gas wells, oil and gas drilling management services, drilling engineering services and drilling project management services and oil and gas exploration and production activities, and to provide financing for this purpose. The Company may acquire, hold, manage, mortgage and sell real estate and intellectual property rights in Switzerland and abroad.

2 The Company may engage in all types of transactions and may take all measures that appear appropriate to promote the purpose of the Company or that are related thereto.

Article 3

Dauer

Die Dauer der Gesellschaft ist unbeschränkt.

Abschnitt 2: *Aktienkapital*

Artikel 4

Aktienkapital

Das Aktienkapital der Gesellschaft beträgt CHF 5'607'459'735, eingeteilt in 373'830'649 voll liberierte Namenaktien. Jede Namenaktie hat einen Nennwert von CHF 15 (jede Namenaktie nachfolgend bezeichnet als **Aktie** bzw. die **Aktien**).

Artikel 5

Genehmigtes Aktienkapital

1 Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis zum 16. Mai 2016 im Maximalbetrag von CHF 336'447'570 durch Ausgabe von höchstens 22'429'838 vollständig zu liberierenden Aktien mit einem Nennwert von je CHF 15 zu erhöhen. Eine Erhöhung (i) auf dem Weg einer Festübernahme durch eine Bank, ein Bankenkonsortium oder Dritte und eines anschliessenden Angebots an die bisherigen Aktionäre sowie (ii) in Teilbeträgen ist zulässig.

2 Der Verwaltungsrat legt den Zeitpunkt der Ausgabe, den Ausgabebetrag, die Art, wie die neuen Aktien zu liberieren sind, den Beginn der Dividendenberechtigung, die Bedingungen für die Ausübung der Bezugsrechte sowie die Zuteilung der Bezugsrechte, welche nicht ausgeübt wurden, fest. Nicht-ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen, oder er kann diese bzw. Aktien, für welche Bezugsrechte eingeräumt, aber nicht ausgeübt werden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.

3 Der Verwaltungsrat ist ermächtigt, die Bezugsrechte der

Duration

The duration of the Company is unlimited.

Section 2: *Share Capital*

Article 4

Share Capital

The share capital of the Company is CHF 5,607,459,735 and is divided into 373,830,649 fully paid registered shares. Each registered share has a par value of CHF 15 (each such registered share hereinafter a **Share** and collectively the **Shares**).

Article 5

Authorized Share Capital

1 The Board of Directors is authorized to increase the share capital, at any time until May 16, 2016, by a maximum amount of CHF 336,447,570 by issuing a maximum of 22,429,838 fully paid up Shares with a par value of CHF 15 each. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts shall be permissible.

2 The Board of Directors shall determine the time of the issuance, the issue price, the manner in which the new Shares have to be paid up, the date from which the Shares carry the right to dividends, the conditions for the exercise of the preemptive rights and the allotment of preemptive rights that have not been exercised. The Board of Directors may allow the preemptive rights that have not been exercised to expire, or it may place such rights or Shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

3 The Board of Directors is authorized to withdraw or limit

Aktionäre zu entziehen oder zu beschränken und einzelnen Aktionären oder Dritten zuzuweisen:

(a) wenn der Ausgabebetrag der neuen Aktien unter Berücksichtigung des Marktpreises festgesetzt wird; oder

(b) für die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen oder für die Finanzierung oder Refinanzierung solcher Transaktionen oder die Finanzierung von neuen Investitionsvorhaben der Gesellschaft; oder

(c) zum Zwecke der Erweiterung des Aktionärskreises in bestimmten Finanz- oder Investoren-Märkten, zur Beteiligung von strategischen Partnern, oder im Zusammenhang mit der Kotierung von neuen Aktien an inländischen oder ausländischen Börsen; oder

(d) für die Einräumung einer Mehrzuteilungsoption (*Greenshoe*) von bis zu 20% der zu platzierenden oder zu verkaufenden Aktien an die betreffenden Erstkäufer oder Festübernehmer im Rahmen einer Aktienplatzierung oder eines Aktienverkaufs; oder

(e) für die Beteiligung von Mitgliedern des Verwaltungsrates, Mitglieder der Geschäftsleitung, Mitarbeitern, Beauftragten, Beratern oder anderen Personen, die für die Gesellschaft oder eine ihrer Tochtergesellschaften Leistungen erbringen.

4 Die neuen Aktien unterliegen den Eintragungsbeschränkungen in das Aktienbuch von Artikel 7 und 9 dieser Statuten.

Artikel 6

Bedingtes

1 Das Aktienkapital kann sich durch Ausgabe von höchstens

the preemptive rights of the shareholders and to allot them to individual shareholders or third parties:

(a) if the issue price of the new Shares is determined by reference to the market price; or

(b) for the acquisition of an enterprise, part(s) of an enterprise or participations, or for the financing or refinancing of any of such transactions, or for the financing of new investment plans of the Company; or

(c) for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new Shares on domestic or foreign stock exchanges; or

(d) for purposes of granting an over-allotment option (*Greenshoe*) of up to 20% of the total number of Shares in a placement or sale of Shares to the respective initial purchaser(s) or underwriter(s); or

(e) for the participation of members of the Board of Directors, members of the Executive Management Team, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its subsidiaries.

4 The new Shares shall be subject to the limitations for registration in the share register pursuant to Articles 7 and 9 of these Articles of Association.

Article 6

Conditional

1 The share capital may be increased in an amount not to

Aktienkapital

167'617'649 voll zu liberierenden Aktien im Nennwert von je CHF 15 um höchstens CHF 2'514'264'735 erhöhen durch:

(a) die Ausübung von Wandel-, Tausch-, Options-, Bezugs- oder ähnlichen Rechten auf den Bezug von Aktien (nachfolgend die **Rechte**), welche Dritten oder Aktionären in Verbindung mit auf nationalen oder internationalen Kapitalmärkten neu oder bereits begebenen Anleihensobligationen, Optionen, Warrants oder anderen Finanzmarktinstrumenten oder neuen oder bereits bestehenden vertraglichen Verpflichtungen der Gesellschaft, einer ihrer Gruppengesellschaften oder einer deren Rechtsvorgänger eingeräumt werden (nachfolgend zusammen die **mit Rechten verbundenen Obligationen**); und/oder

(b) die Ausgabe von Aktien oder mit Rechten verbundenen Obligationen an Mitglieder des Verwaltungsrates, Mitglieder der Geschäftsleitung, Arbeitnehmer, Beauftragte, Berater oder anderen Personen, welche Dienstleistungen für die Gesellschaft oder ihre Tochtergesellschaften erbringen.

2 Bei der Ausgabe von mit Rechten verbundenen Obligationen durch die Gesellschaft, eine ihrer Gruppengesellschaften oder eine deren Rechtsvorgänger ist das Bezugsrecht der Aktionäre ausgeschlossen. Zum Bezug der neuen Aktien, die bei Ausübung von mit Rechten verbundenen Obligationen ausgegeben werden, sind die jeweiligen Inhaber der mit Rechten verbundenen Obligationen berechtigt. Die Bedingungen der mit Rechten verbundenen Obligationen sind durch den Verwaltungsrat festzulegen.

3 Der Verwaltungsrat ist ermächtigt, die Vorwegzeichnungsrechte der Aktionäre im Zusammenhang mit der Ausgabe von mit Rechten

Share Capital

exceed CHF 2,514,264,735 through the issuance of up to 167,617,649 fully paid-up Shares with a par value of CHF 15 per Share through:

(a) the exercise of conversion, exchange, option, warrant or similar rights for the subscription of Shares (hereinafter the **Rights**) granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of the Company, one of its group companies, or any of their respective predecessors (hereinafter collectively, the **Rights-Bearing Obligations**); and/or

(b) the issuance of Shares or Rights-Bearing Obligations granted to members of the Board of Directors, members of the executive management, employees, contractors, consultants or other persons providing services to the Company or its subsidiaries.

2 The preemptive rights of the shareholders shall be excluded in connection with the issuance of any Rights-Bearing Obligations by the Company, one of its group companies, or any of their respective predecessors. The then-current owners of such Rights-Bearing Obligations shall be entitled to subscribe for the new Shares issued upon conversion, exchange or exercise of any Rights-Bearing Obligations. The conditions of the Rights-Bearing Obligations shall be determined by the Board of Directors.

3 The Board of Directors shall be authorized to withdraw or limit the advance subscription rights of the shareholders in connection with the issuance by the Company or one of its

verbundenen Obligationen durch die Gesellschaft oder eine ihrer Gruppengesellschaften zu beschränken oder aufzuheben, falls (1) die Ausgabe zum Zwecke der Finanzierung oder Refinanzierung der Übernahme von Unternehmen, Unternehmensteilen, Beteiligungen oder Investitionen, oder (2) die Ausgabe auf nationalen oder internationalen Finanzmärkten oder im Rahmen einer Privatplatzierung erfolgt.

Wird das Vorwegzeichnungsrecht weder direkt noch indirekt durch den Verwaltungsrat gewährt, gilt Folgendes:

(a) Die mit Rechten verbundenen Obligationen sind zu den jeweils marktüblichen Bedingungen auszugeben oder einzugehen; und

(b) der Umwandlungs-, Tausch- oder sonstige Ausübungspreis der mit Rechten verbundenen Obligationen ist unter Berücksichtigung des Marktpreises im Zeitpunkt der Ausgabe der mit Rechten verbundenen Obligationen festzusetzen; und

(c) die mit Rechten verbundenen Obligationen sind höchstens während 30 Jahren ab dem jeweiligen Zeitpunkt der betreffenden Ausgabe oder des betreffenden Abschlusses wandel-, tausch- oder ausübbar.

4 Bei der Ausgabe von Aktien oder mit Rechten verbundenen Obligationen gemäss Artikel 6 Absatz 1(b) dieser Statuten sind das Bezugsrecht wie auch das Vorwegzeichnungsrecht der Aktionäre der Gesellschaft ausgeschlossen. Die Ausgabe von Aktien oder mit Rechten verbundenen Obligationen an die in Artikel 6 Absatz 1(b) dieser Statuten genannten Personen erfolgt gemäss einem oder mehreren Beteiligungsplänen der Gesellschaft. Die Ausgabe von Aktien an die Artikel 6 Absatz 1(b) dieser Statuten genannten Personen kann zu einem Preis erfolgen, der unter dem Kurs der Börse liegt, an der die Aktien gehandelt werden, muss aber

group companies of Rights-Bearing Obligations if (1) the issuance is for purposes of financing or refinancing the acquisition of an enterprise, parts of an enterprise, participations or investments or (2) the issuance occurs in national or international capital markets or through a private placement.

If the advance subscription rights are neither granted directly nor indirectly by the Board of Directors, the following shall apply:

(a) The Rights-Bearing Obligations shall be issued or entered into at market conditions; and

(b) the conversion, exchange or exercise price of the Rights-Bearing Obligations shall be set with reference to the market conditions prevailing at the date on which the Rights-Bearing Obligations are issued; and

(c) the Rights-Bearing Obligations may be converted, exchanged or exercised during a maximum period of 30 years from the date of the relevant issuance or entry.

4 The preemptive rights and advance subscription rights of the shareholders shall be excluded in connection with the issuance of any Shares or Rights-Bearing Obligations pursuant to Article 6 para 1(b) of these Articles of Association. Shares or Rights-Bearing Obligations shall be issued to any of the persons referred to in Article 6 para 1(b) of these Articles of Association in accordance with one or more benefit or incentive plans of the Company. Shares may be issued to any of the persons referred to in Article 6 para 1(b) of these Articles of Association at a price lower than the current market price quoted on the stock exchange on which the Shares are

mindestens zum Nennwert erfolgen.

5 Die neuen Aktien, welche über die Ausübung von mit Rechten verbundenen Obligationen erworben werden, unterliegen den Eintragungsbeschränkungen in das Aktienbuch gemäss Artikel 7 und 9 dieser Statuten.

Artikel 7

Aktienbuch, Rechtsausübung, Eintragungsbeschränkungen, Nominees

1 Die Gesellschaft oder von ihr beauftragte Dritte führen ein Aktienbuch. Darin werden die Eigentümer und Nutzniesser der Aktien sowie Nominees mit Namen und Vornamen, Wohnort, Adresse und Staatsangehörigkeit (bei juristischen Personen mit Firma und Sitz) eingetragen. Die Gesellschaft oder der von ihr mit der Aktienbuchführung beauftragte Dritte ist berechtigt, bei Eintragung im Aktienbuch von der antragstellenden Person einen angemessenen Nachweis seiner Berechtigung an den Aktien zu verlangen. Ändert eine im Aktienbuch eingetragene Person ihre Adresse, so hat sie dies dem Aktienbuchführer mitzuteilen. Solange dies nicht geschehen ist, gelten alle brieflichen Mitteilungen der Gesellschaft an die im Aktienbuch eingetragenen Personen als rechtsgültig an die bisher im Aktienbuch eingetragene Adresse erfolgt.

2 Ein Erwerber von Aktien wird auf Gesuch als Aktionär mit Stimmrecht im Aktienbuch eingetragen, vorausgesetzt, dass ein solcher Erwerber ausdrücklich erklärt, die Aktien im eigenen Namen und auf eigene Rechnung erworben zu haben. Der Verwaltungsrat kann Nominees, welche Aktien im eigenen Namen aber auf fremde Rechnung halten, als Aktionäre mit Stimmrecht im Aktienbuch der Gesellschaft eintragen. Die an den Aktien wirtschaftlich Berechtigten, welche die Aktien über einen Nominee halten, üben Aktionärsrechte mittelbar über den Nominee aus.

3 Der Verwaltungsrat kann nach Anhörung des eingetragenen Aktionärs dessen Eintragung im Aktienbuch

traded, but at least at par value.

5 The new Shares acquired through the exercise of Rights-Bearing Obligations shall be subject to the limitations for registration in the share register pursuant to Articles 7 and 9 of these Articles of Association.

Article 7

Share Register, Exercise of Rights, Restrictions on Registration, Nominees

1 The Company shall maintain, itself or through a third party, a share register that lists the surname, first name, address and citizenship (in the case of legal entities, the company name and company seat) of the holders and usufructuaries of the Shares as well as the nominees. The Company or the third party maintaining the share register on behalf of the Company shall be entitled to request at the time of the entry into the share register from the Person requesting such entry appropriate evidence of that Person's title to the Shares. A person recorded in the share register shall notify the share registrar of any change in address. Until such notification shall have occurred, all written communication from the Company to persons of record shall be deemed to have validly been made if sent to the address recorded in the share register.

2 An acquirer of Shares shall be recorded upon request in the share register as a shareholder with voting rights; *provided, however*, that any such acquirer expressly declares to have acquired the Shares in its own name and for its own account, save that the Board of Directors may record nominees who hold Shares in their own name, but for the account of third parties, as shareholders of record with voting rights in the share register of the Company. Beneficial owners of Shares who hold Shares through a nominee exercise the shareholders' rights through the intermediation of such nominee.

3 After hearing the registered shareholder concerned, the Board of Directors may cancel the registration of such

als Aktionär mit Stimmrecht mit Rückwirkung auf das Datum der Eintragung streichen, wenn diese durch falsche oder irreführende Angaben zustande gekommen ist. Der Betroffene muss über die Streichung sofort informiert werden.

Artikel 8

Form der Aktien

1 Die Gesellschaft gibt Aktien in Form von Einzelurkunden, Globalurkunden oder Wertrechten aus. Der Gesellschaft steht es im Rahmen der gesetzlichen Vorgaben frei, ihre in einer dieser Formen ausgegebenen Aktien jederzeit und ohne Zustimmung der Aktionäre in eine andere Form umzuwandeln. Die Gesellschaft trägt die Kosten, die bei einer solchen Umwandlung anfallen.

2 Ein Aktionär hat keinen Anspruch auf Umwandlung von in bestimmter Form ausgegebenen Aktien in eine andere Form. Jeder Aktionär kann jedoch jederzeit die Ausstellung einer Bescheinigung über die von ihm gemäss Aktienbuch gehaltenen Namenaktien verlangen.

3 Werden Bucheffekten im Auftrag der Gesellschaft oder des Aktionärs von einer Verwahrungsstelle, einem Registrar, Transfer Agenten, einer Trust Gesellschaft, Bank oder einer ähnlichen Gesellschaft verwaltet (die **Verwahrungsstelle**), so setzt Wirksamkeit gegenüber der Gesellschaft voraus, dass diese Bucheffekten und die damit verbundenen Rechte unter Mitwirkung der Verwahrungsstelle übertragen oder daran Sicherheiten bestellt werden.

4 Für den Fall, dass die Gesellschaft beschliesst, Aktienzertifikate zu drucken und auszugeben, müssen die Aktienzertifikate die Unterschrift von zwei zeichnungsberechtigten Personen tragen. Mindestens eine dieser Personen muss ein Mitglied des Verwaltungsrates sein. Faksimile-Unterschriften sind erlaubt.

Artikel 9

shareholder as a shareholder with voting rights in the share register with retroactive effect as of the date of registration, if such registration was made based on false or misleading information. The relevant shareholder shall be informed promptly of the cancellation.

Article 8

Form of Shares

1 The Company may issue Shares in the form of individual certificates, global certificates or uncertificated securities. Subject to applicable law, the Company may convert the Shares from one form into another form at any time and without the approval of the shareholders. The Company shall bear all cost associated with any such conversion.

2 A shareholder has no right to request a conversion of the Shares from one form into another form. Each shareholder may, however, at any time request a written attestation of the number of Shares held by it as reflected in the share register.

3 If intermediated securities are administered on behalf of the Company or a shareholder by an intermediary, registrar, transfer agent, trust company, bank or similar entity (the **Intermediary**), any transfer or grant of a security interest in such intermediated securities and the appurtenant rights associated therewith, in order for such transfer or grant of a security interest to be valid against the Company, requires the cooperation of the Intermediary.

4 If the Company decides to print and deliver share certificates, the share certificates shall bear the signatures of two duly authorized signatories of the Company, at least one of which shall be a member of the Board of Directors. These signatures may be facsimile signatures.

Article 9

Rechtsausübung

1 Die Gesellschaft anerkennt nur einen Vertreter pro Aktie.

2 Stimmrechte und die damit verbundenen Rechte können der Gesellschaft gegenüber von einem Aktionär, Nutzniesser der Aktien oder Nominee jeweils nur im Umfang ausgeübt werden, wie dieser mit Stimmrecht im Aktienbuch eingetragen ist.

Exercise of Rights

1 The Company shall only accept one representative per Share.

2 Voting rights and appurtenant rights associated therewith may be exercised in relation to the Company by a shareholder, usufructuary of Shares or nominee only to the extent that such person is recorded in the share register with the right to exercise his voting rights.

Abschnitt 3:
Gesellschaftsorgane

Section 3:
Corporate Bodies

A. Generalversammlung

A. General Meeting of Shareholders

Artikel 10

Zuständigkeit

Die Generalversammlung ist das oberste Organ der Gesellschaft.

Article 10

Authority

The General Meeting of Shareholders is the supreme corporate body of the Company.

Artikel 11

Ordentliche Generalversammlung

Die ordentliche Generalversammlung findet alljährlich innerhalb von sechs Monaten nach Schluss des Geschäftsjahres statt. Spätestens zwanzig Kalendertage vor der Versammlung sind der Geschäftsbericht, der Vergütungsbericht und die Revisionsberichte den Aktionären am Gesellschaftssitz zur Einsicht aufzulegen. Jeder Aktionär kann verlangen, dass ihm unverzüglich eine Ausfertigung des Geschäftsberichts, des Vergütungsberichts und der Revisionsberichte ohne Kostenfolge zugesandt wird. Die im Aktienbuch eingetragenen Aktionäre werden über die Verfügbarkeit des Geschäftsberichts, des Vergütungsberichts und der Revisionsberichte durch schriftliche Mitteilung unterrichtet.

Article 11

Annual General Meeting

The Annual General Meeting shall be held each year within six months after the close of the fiscal year of the Company. The Annual Report, the Compensation Report and the Auditor's Reports shall be made available for inspection by the shareholders at the registered office of the Company no later than twenty calendar days prior to the Annual General Meeting. Each shareholder is entitled to request prompt delivery of a copy of the Annual Report, the Compensation Report and the Auditor's Reports free of charge. Shareholders of record will be notified of the availability of the Annual Report, the Compensation Report and the Auditor's Reports in writing.

Artikel 12

Ausserordentliche Generalver-

1 Ausserordentliche Generalversammlungen finden in den vom Gesetz vorgesehenen Fällen statt, insbesondere, wenn der Verwaltungsrat es für notwendig oder angezeigt

Article 12

Extraordinary General Meetings

1 Extraordinary General Meetings shall be held in the circumstances provided by law, in particular when deemed necessary or appropriate by the Board of Directors or if so

sammlung

erachtet oder die Revisionsstelle dies verlangt.

2 Ausserdem muss der Verwaltungsrat eine ausserordentliche Generalversammlung einberufen, wenn es eine Generalversammlung so beschliesst oder wenn ein oder mehrere Aktionäre, welche zusammen mindestens den zehnten Teil des im Handelsregister eingetragenen Aktienkapitals vertreten, dies verlangen, unter der Voraussetzung, dass folgende Angaben gemacht werden: (a)(1) die Verhandlungsgegenstände, schriftlich unterzeichnet von dem/den antragstellenden Aktionär(en), (2) die Anträge sowie (3) der Nachweis der erforderlichen Anzahl der im Aktienbuch eingetragenen Aktien; und (b) die weiteren Informationen, die von der Gesellschaft nach den Regeln der U.S. Securities and Exchange Commission (**SEC**) in einem sog. Proxy Statement aufgenommen und veröffentlicht werden müssen.

requested by the Auditor.

2 An Extraordinary General Meeting shall further be convened by the Board of Directors upon resolution of a General Meeting of Shareholders or if so requested by one or more shareholders who, in the aggregate, represent at least one-tenth of the share capital recorded in the Commercial Register and who submit (a)(1) a request signed by such shareholder(s) that specifies the item(s) to be included on the agenda, (2) the respective proposals of the shareholders and (3) evidence of the required shareholdings recorded in the share register and (b) such other information as would be required to be included in a proxy statement pursuant to the rules of the U.S. Securities and Exchange Commission (**SEC**).

Artikel 13

Einberufung

1 Die Generalversammlung wird durch den Verwaltungsrat, nötigenfalls die Revisionsstelle, spätestens 20 Kalendertage vor dem Tag der Generalversammlung einberufen. Die Einberufung erfolgt durch einmalige Bekanntmachung im Publikationsorgan der Gesellschaft gemäss Artikel 32 dieser Statuten. Für die Einhaltung der Einberufungsfrist ist der Tag der Veröffentlichung der Einberufung im Publikationsorgan massgeblich, wobei der Tag der Veröffentlichung nicht mitzuzählen ist. Die im Aktienbuch eingetragenen Aktionäre können zudem auf dem ordentlichen Postweg über die Generalversammlung informiert werden.

2 Die Einberufung muss die Verhandlungsgegenstände sowie die Anträge des Verwaltungsrates und des oder der Aktionäre, welche die Durchführung einer

Article 13

Notice of Shareholders' Meetings

1 Notice of a General Meeting of Shareholders shall be given by the Board of Directors or, if necessary, by the Auditor, no later than twenty calendar days prior to the date of the General Meeting of Shareholders. Notice of the General Meeting of Shareholders shall be given by way of a one-time announcement in the official means of publication of the Company pursuant to Article 32 of these Articles of Association. The notice period shall be deemed to have been observed if notice of the General Meeting of Shareholders is published in such official means of publication, it being understood that the date of publication is not to be included for purposes of computing the notice period. Shareholders of record may in addition be informed of the General Meeting of Shareholders by ordinary mail.

2 The notice of a General Meeting of Shareholders shall specify the items on the agenda and the proposals of the Board of Directors and the shareholder(s) who requested

Generalversammlung oder die Traktandierung eines Verhandlungsgegenstandes verlangt haben, und bei Wahlgeschäften die Namen des oder der zur Wahl vorgeschlagenen Kandidaten enthalten.

Artikel 14

Traktandierung

1 Jeder Aktionär kann die Traktandierung eines Verhandlungsgegenstandes verlangen. Das Traktandierungsbegehren muss mindestens 30 Kalendertage vor dem Jahrestag des sog. Proxy Statements der Gesellschaft, das im Zusammenhang mit der Generalversammlung im jeweiligen Vorjahr veröffentlicht und gemäss den anwendbaren SEC Regeln bei der SEC eingereicht wurde, schriftlich unter Angabe des Verhandlungsgegenstandes und der Anträge sowie unter Nachweis der erforderlichen Anzahl im Aktienbuch eingetragenen Aktien eingereicht werden. Falls das Datum der anstehenden Generalversammlung mehr als 30 Kalendertage vor oder nach dem Jahrestag der vorangegangenen Generalversammlung angesetzt worden ist, ist das Traktandierungsbegehren stattdessen spätestens 10 Kalendertage nach dem Tag einzureichen, an dem die Gesellschaft das Datum der Generalversammlung öffentlich bekannt gemacht hat.

2 Zu nicht gehörig angekündigten Verhandlungsgegenständen können keine Beschlüsse gefasst werden. Hiervon ausgenommen sind jedoch der Beschluss über den in einer Generalversammlung gestellten Antrag auf (i) Einberufung einer ausserordentlichen Generalversammlung sowie (ii) Durchführung einer Sonderprüfung gemäss Artikel 697a des Schweizerischen Obligationenrechts (**OR**).

3 Zur Stellung von Anträgen im Rahmen der Verhandlungsgegenstände und zu Verhandlungen ohne Beschlussfassung bedarf es keiner vorgängigen Ankündigung.

that a General Meeting of Shareholders be held or an item be included on the agenda, and, in the event of elections, the name(s) of the candidate(s) that has or have been put on the ballot for election.

Article 14

Agenda

1 Any shareholder may request that an item be included on the agenda of a General Meeting of Shareholders. An inclusion of an item on the agenda must be requested in writing at least 30 calendar days prior to the anniversary date of the Company's proxy statement in connection with the previous year's General Meeting of Shareholders, as filed with the SEC pursuant to the applicable rules of the SEC, and shall specify in writing the relevant agenda items and proposals, together with evidence of the required shareholdings recorded in the share register; *provided, however,* that if the date of the General Meeting of Shareholders is more than 30 calendar days before or after such anniversary date, such request must instead be made at least by the 10th calendar day following the date on which the Company has made public disclosure of the date of the General Meeting of Shareholders.

2 No resolution may be passed at a General Meeting of Shareholders concerning an agenda item in relation to which due notice was not given. Proposals made during a General Meeting of Shareholders to (i) convene an Extraordinary General Meeting or (ii) initiate a special investigation in accordance with article 697a of the Swiss Code of Obligations (**CO**) are not subject to the due notice requirement set forth herein.

3 No prior notice is required to bring motions related to items already on the agenda or for the discussion of matters on which no resolution is to be taken.

Artikel 15

Vorsitz der Generalversammlung, Protokoll, Stimmenzähler

1 An der Generalversammlung führt der Präsident des Verwaltungsrates oder, bei dessen Verhinderung, der Vizepräsident oder eine andere vom Verwaltungsrat bezeichnete Person den Vorsitz.

2 Der Vorsitzende der Generalversammlung bestimmt den Protokollführer und die Stimmenzähler, die alle nicht Aktionäre sein müssen. Das Protokoll ist vom Vorsitzenden und vom Protokollführer zu unterzeichnen.

3 Der Vorsitzende der Generalversammlung hat sämtliche Leitungsbefugnisse, die für die ordnungsgemässe Durchführung der Generalversammlung nötig und angemessen sind.

Artikel 16

Recht auf Teilnahme, Vertretung der Aktionäre

1 Jeder im Aktienbuch eingetragene Aktionär ist berechtigt, an der Generalversammlung und deren Beschlüssen teilzunehmen. Ein Aktionär kann sich an der Generalversammlung durch einen unabhängigen Stimmrechtsvertreter vertreten lassen, wobei die Vollmacht und die Weisungen an den unabhängigen Stimmrechtsvertreter auch in einer vom Verwaltungsrat von Zeit zu Zeit näher bestimmten elektronischen Form erteilt werden können, oder durch jeden anderen Bevollmächtigten, der jedoch kein Aktionär sein muss. Der Verwaltungsrat regelt die Einzelheiten über die Vertretung und Teilnahme an der Generalversammlung in Verfahrensvorschriften, einschliesslich mittels Verfahrensvorschriften in der Einladung zur Generalversammlung oder in den Stimmrechtskarten, die den Aktionären zugestellt werden.

2 Die Aktionäre wählen den unabhängigen Stimmrechtsvertreter an einer Generalversammlung für

Article 15

Acting Chair, Minutes, Vote Counters

1 At the General Meeting of Shareholders the Chairman of the Board of Directors or, in his absence, the Vice-Chairman or any other person designated by the Board of Directors, shall take the chair.

2 The acting chair of the General Meeting of Shareholders shall appoint the secretary and the vote counters, none of whom need be shareholders. The minutes of the General Meeting of Shareholders shall be signed by the acting chair and the secretary.

3 The acting chair of the General Meeting of Shareholders shall have all powers and authority necessary and appropriate to ensure the orderly conduct of the General Meeting of Shareholders.

Article 16

Right to Participation and Representation

1 Each shareholder recorded in the share register is entitled to participate at the General Meeting of Shareholders and in any vote taken. The shareholders may be represented by the independent proxy, including, without limitation, by granting proxy and providing instructions to such independent proxy by electronic means, as determined by the Board of Directors from time to time, or by any other proxy who need not be a shareholder. The Board of Directors shall issue the particulars of the right to representation and participation at the General Meeting of Shareholders in procedural rules, including in procedural rules included in the notice of the General Meeting of Shareholders or the proxy cards made available to shareholders.

2 Shareholders shall elect the independent proxy at a General Meeting of Shareholders for a term of office

eine Amtszeit bis zum Abschluss der nächsten ordentlichen Generalversammlung. Wiederwahl ist möglich. Ist das Amt des unabhängigen Stimmrechtsvertreters aus irgendeinem Grund vakant, ernennt der Verwaltungsrat den unabhängigen Stimmrechtsvertreter für die nächste Generalversammlung.

extending until completion of the next Annual General Meeting. Re-election is possible. If the office of the independent proxy is vacant, for any reason, the Board of Directors shall appoint the independent proxy for the next General Meeting of Shareholders.

Artikel 17

Stimmrecht

Jede Aktie berechtigt zu einer Stimme. Das Stimmrecht untersteht den Bedingungen von Artikel 7 und 9 dieser Statuten.

Article 17

Voting Rights

Each Share shall convey the right to one vote. The right to vote is subject to the conditions of Articles 7and 9 of these Articles of Association.

Artikel 18

Beschlüsse und Wahlen

1 Die Generalversammlung fasst Beschlüsse und entscheidet Wahlen, soweit das Gesetz oder diese Statuten es nicht anders bestimmen, mit der relativen Mehrheit der abgegebenen Aktienstimmen (wobei Enthaltungen, sog. Broker Nonvotes, leere oder ungültige Stimmen für die Bestimmung des Mehrs nicht berücksichtigt werden).

2 Die Generalversammlung entscheidet über die Wahl von Mitgliedern des Verwaltungsrates nach dem proportionalen Wahlverfahren, wonach diejenige Person, welche die grösste Zahl der abgegebenen Aktienstimmen für einen Verwaltungsratssitz erhält, als für den betreffenden Verwaltungsratssitz gewählt gilt. Aktienstimmen gegen einen Kandidaten, Stimmenthaltungen, sog. Broker Nonvotes, ungültige oder leere Stimmen haben für die Zwecke dieses Artikels 18 Abs. 2 keine Auswirkungen auf die Wahl von Mitgliedern des Verwaltungsrates.

3 Für die Abwahl von amtierenden Mitgliedern des Verwaltungsrates gilt das Mehrheitserfordernis gemäss Artikel 20 Abs. 2(e) sowie das Präsenzquorum von Artikel 21 Abs. 1(a).

4 Die Abstimmungen und Wahlen erfolgen offen, es sei

Article 18

Resolutions and Elections

1 Unless otherwise required by law or these Articles of Association, the General Meeting of Shareholders shall take resolutions and decide elections upon a relative majority of the votes cast at the General Meeting of Shareholders (whereby abstentions, broker nonvotes, blank or invalid ballots shall be disregarded for purposes of establishing the majority).

2 The General Meeting of Shareholders shall decide elections of members of the Board of Directors upon a plurality of the votes cast at the General Meeting of Shareholders. A plurality means that the individual who receives the largest number of votes for a board seat is elected to that board seat. Votes against any candidate, abstentions, broker nonvotes, blank or invalid ballots shall have no impact on the election of members of the Board of Directors under this Article 18 para. 2.

3 For the removal of a serving member of the Board of Directors, the voting requirement set forth in Article 20 para. 2(e) and the presence quorum set forth in Article 21 para. 1(a) shall apply.

4 Resolutions and elections shall be decided by a show of

denn, dass die Generalversammlung schriftliche Abstimmung respektive Wahl beschliesst oder der Vorsitzende dies anordnet. Der Vorsitzende kann Abstimmungen und Wahlen auch mittels elektronischem Verfahren durchführen lassen. Elektronische Abstimmungen und Wahlen sind schriftlichen Abstimmen und Wahlen gleichgestellt.

5 Der Vorsitzende kann eine offene Wahl oder Abstimmung immer durch eine schriftliche oder elektronische wiederholen lassen, sofern nach seiner Meinung Zweifel am Abstimmungsergebnis bestehen. In diesem Fall gilt die vorausgegangene offene Wahl oder Abstimmung als nicht geschehen.

Artikel 19

Befugnisse der Generalversammlung

Der Generalversammlung sind folgende Geschäfte vorbehalten:

(a) Die Festsetzung und Änderung dieser Statuten;

(b) die Wahl der Mitglieder des Verwaltungsrates, des Verwaltungsratspräsidenten, der Mitglieder des Vergütungsausschusses, der Revisionsstelle und des unabhängigen Stimmrechtsvertreters;

(c) die Genehmigung des Lageberichts und der Konzernrechnung;

(d) die Genehmigung der Jahresrechnung sowie die Beschlussfassung über die Verwendung des Bilanzgewinnes, insbesondere die Festsetzung der Dividende;

(e) die Genehmigung der Vergütung des Verwaltungsrates und der Geschäftsleitung gemäss Artikel 29a dieser Statuten;

(f) die Entlastung der Mitglieder des Verwaltungsrates und der Geschäftsleitung;

(g) die Genehmigung eines Zusammenschlusses mit einem Nahestehenden Aktionär (gemäss der

hands, unless a written ballot is resolved by the General Meeting of Shareholders or is ordered by the acting chair of the General Meeting of Shareholders. The acting chair may also hold resolutions and elections by use of an electronic voting system. Electronic resolutions and elections shall be considered equal to resolutions and elections taken by way of a written ballot.

5 The chair of the General Meeting of Shareholders may at any time order that an election or resolution decided by a show of hands be repeated by way of a written or electronic ballot if he considers the vote to be in doubt. The resolution or election previously held by a show of hands shall then be deemed to have not taken place.

Article 19

Powers of the General Meeting of Shareholders

The following powers shall be vested exclusively in the General Meeting of Shareholders:

(a) The adoption and amendment of these Articles of Association;

(b) the election of the members of the Board of Directors, the Chair of the Board of Directors, the members of the Compensation Committee, the Auditor and the independent proxy;

(c) the approval of the Management Report and the Consolidated Financial Statements;

(d) the approval of the Annual Statutory Financial Statements of the Company and the resolution on the allocation of profit shown on the Annual Statutory Balance Sheet, in particular the determination of any dividend;

(e) the ratification of the compensation of the Board of Directors and the Executive Management Team pursuant to Article 29a of these Articles of Association;

(f) the discharge from liability of the members of the

Definition dieser Begriffe in Artikel 35 dieser Statuten); und

(h) die Beschlussfassung über die Gegenstände, die der Generalversammlung durch das Gesetz oder die Statuten vorbehalten sind oder ihr, vorbehältlich Artikel 716a OR, durch den Verwaltungsrat vorgelegt werden.

Artikel 20

Besonderes Quorum

1 Ein Beschluss der Generalversammlung, der mindestens zwei Drittel der an der Generalversammlung vertretenen Stimmen und die absolute Mehrheit der an der Generalversammlung vertretenen Aktiennennwerte auf sich vereinigt, ist erforderlich für:

(a) Die Ergänzung oder Änderung des Gesellschaftszweckes gemäss Artikel 2 dieser Statuten;

(b) die Einführung und Abschaffung von Stimmrechtsaktien;

(c) die Beschränkung der Übertragbarkeit der Aktien und die Aufhebung einer solche Beschränkung;

(d) die Beschränkung der Ausübung des Stimmrechts und die Aufhebung einer solchen Beschränkung;

(e) eine genehmigte oder bedingte Kapitalerhöhung;

(f) die Kapitalerhöhung (i) aus Eigenkapital, (ii) gegen Sacheinlage oder zwecks Sachübernahme oder (iii) die Gewährung von besonderen Vorteilen;

(g) die Einschränkung oder Aufhebung des Bezugsrechts;

Board of Directors and the Executive Management Team;

(g) the approval of a Business Combination with an Interested Shareholder (as each such term is defined in Article 35 of these Articles of Association); and

(h) the adoption of resolutions on matters that are reserved to the General Meeting of Shareholders by law, these Articles of Association or, subject to article 716a CO, that are submitted to the General Meeting of Shareholders by the Board of Directors.

Article 20

Special Vote

1 The approval of at least two-thirds of the votes and the absolute majority of the par value of Shares, each as represented at a General Meeting of Shareholders, shall be required for resolutions with respect to:

(a) The amendment or modification of the purpose of the Company as described in Article 2 of these Articles of Association;

(b) the creation and the cancelation of shares with privileged voting rights;

(c) the restriction on the transferability of Shares and the cancelation of such restriction;

(d) the restriction on the exercise of the right to vote and the cancelation of such restriction;

(e) an authorized or conditional increase in share capital;

(f) an increase in share capital (i) through the conversion of capital surplus, (ii) through contribution in kind or for purposes of an acquisition of assets, or (iii) the granting of special privileges;

(g) the limitation on or withdrawal of preemptive rights;

(h) the relocation of the registered office of the

(h) die Verlegung des Sitzes der Gesellschaft;

(i) die Umwandlung von Namen- in Inhaberaktien und umgekehrt; und

(j) die Auflösung der Gesellschaft.

2 Ein Beschluss der Generalversammlung, der mindestens zwei Drittel aller stimmberechtigten Aktien auf sich vereinigt, ist erforderlich für:

(a) Jede Änderung von Artikel 14 Abs. 1 dieser Statuten;

(b) jede Änderung von Artikel 18 dieser Statuten;

(c) jede Änderung dieses Artikels 20 Abs. 2;

(d) jede Änderung von Artikel 21, 22, 23 oder 24 dieser Statuten; und

(e) die Abwahl eines amtierenden Mitglieds des Verwaltungsrates.

3 Zusätzlich zu etwaigen gesetzlich bestehenden Zustimmungserfordernissen ist ein Beschluss der Generalversammlung mit einer Mehrheit, die mindestens die Summe von: (i) zwei Drittel aller stimmberechtigten Aktien; zuzüglich (ii) einer Zahl von stimmberechtigten Aktien, die einem Drittel der von Nahestehenden Aktionären (wie in Artikel 35 dieser Statuten definiert) gehaltenen Aktienstimmen entspricht, auf sich vereinigt, erforderlich für (1) jeden Zusammenschluss der Gesellschaft mit einem Nahestehenden Aktionär innerhalb eines Zeitraumes von drei Jahren, seitdem diese Person zu einem Nahestehenden Aktionär wurde, (2) jede Änderung von Artikel 19(f) dieser Statuten oder (3) jede Änderung von Artikel 20 Abs. 3 dieser Statuten (einschliesslich der dazugehörigen Definitionen in Artikel 35 dieser Statuten). Das im vorangehenden Satz aufgestellte Zustimmungserfordernis ist jedoch nicht

Company;

(i) the conversion of registered shares into bearer shares and vice versa; and

(j) the dissolution of the Company.

2 The approval of at least two-thirds of the Shares entitled to vote shall be required for:

(a) Any change to Article 14 para. 1 of these Articles of Association;

(b) any change to Article 18 of these Articles of Association;

(c) any change to this Article 20 para. 2;

(d) any change to Article 21, 22, 23 or 24 of these Articles of Association; and

(e) a resolution with respect to the removal of a serving member of the Board of Directors.

3 In addition to any approval that may be required under applicable law, the approval of a majority at least equal to the sum of: (i) two-thirds of the Shares entitled to vote; plus (ii) a number of Shares entitled to vote that is equal to one-third of the number of Shares held by Interested Shareholders (as defined in Article 35 of these Articles of Association), shall be required for the Company to (1) engage in any Business Combination with an Interested Shareholder for a period of three years following the time that such Person became an Interested Shareholder, (2) amend Article 19(f) of these Articles of Association or (3) amend this Article 20 para. 3 of these Articles of Association (including any of the definitions pertaining thereto as set forth in Article 35 of these Articles of Association); *provided, however*, that the approval requirement in the preceding sentence shall not apply if:

anwendbar falls:

(a) der Verwaltungsrat, bevor diese Person zu einem Nahestehenden Aktionär wurde, entweder den Zusammenschluss oder eine andere Transaktion genehmigte, als Folge derer diese Person zu einem Nahestehenden Aktionär wurde;

(b) nach Vollzug der Transaktion, als Folge derer diese Person zu einem Nahestehenden Aktionär wurde, der Nahestehende Aktionär mindestens 85% der unmittelbar vor Beginn der betreffenden Transaktion allgemein stimmberechtigten Aktien hält, wobei zur Bestimmung der Anzahl der allgemein stimmberechtigten Aktien (nicht jedoch zur Bestimmung der durch den Nahestehenden Aktionär gehaltenen Aktien) folgende Aktien nicht zu berücksichtigen sind: Aktien, (x) welche von Personen gehalten werden, die sowohl Verwaltungsrats- wie Geschäftsleitungsmitglieder sind, und (y) welche für Mitarbeiteraktienpläne reserviert sind, soweit die diesen Plänen unterworfenen Mitarbeiter nicht das Recht haben, unter Wahrung der Vertraulichkeit darüber zu entscheiden, ob Aktien, die dem betreffenden Mitarbeiteraktienplan unterstehen, in einem Übernahme- oder Austauschangebot angedient werden sollen oder nicht;

(c) eine Person unbeabsichtigterweise zu einem Nahestehenden Aktionär wird und (x) das Eigentum an einer genügenden Anzahl Aktien sobald als möglich veräussert, so dass sie nicht mehr länger als Nahestehender Aktionär qualifiziert und (y) zu keinem Zeitpunkt während der drei dem Zusammenschluss zwischen der Gesellschaft und dieser Person unmittelbar vorangehenden Jahren als Nahestehender Aktionär gegolten hätte, ausgenommen aufgrund des unbeabsichtigten

(a) Prior to such time that such Person became an Interested Shareholder, the Board of Directors approved either the Business Combination or the transaction which resulted in such Person becoming an Interested Shareholder;

(b) upon consummation of the transaction which resulted in such Person becoming an Interested Shareholder, the Interested Shareholder Owned at least 85% of the Shares generally entitled to vote at the time the transaction commenced, excluding for purposes of determining such number of Shares then in issue (but not for purposes of determining the Shares Owned by the Interested Shareholder), those Shares Owned (x) by Persons who are both members of the Board of Directors and officers of the Company and (y) by employee share plans in which employee participants do not have the right to determine confidentially whether Shares held subject to the plan will be tendered in a tender or exchange offer;

(c) a Person becomes an Interested Shareholder inadvertently and (x) as soon as practicable divests itself of Ownership of sufficient Shares so that such Person ceases to be an Interested Shareholder and (y) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Person, have been an Interested Shareholder but for the inadvertent acquisition of Ownership;

Erwerbs der Eigentümerschaft.

(d) der Zusammenschluss vor Vollzug oder Verzicht auf und nach öffentlicher Bekanntgabe oder der nach diesem Abschnitt erforderlichen Mitteilung (was auch immer früher erfolgt) eine(r) beabsichtigten Transaktion vorgeschlagen wird, welche (i) eine der Transaktionen im Sinne des zweiten Satzes dieses Artikels 20 Abs. 3(d) darstellt; (ii) mit oder von einer Person abgeschlossen wird, die entweder während den letzten drei Jahren kein Nahestehender Aktionär war oder zu einem Nahestehenden Aktionär mit der Genehmigung des Verwaltungsrates wurde; und (iii) von einer Mehrheit der dannzumal amtierenden Mitglieder des Verwaltungsrates (aber mindestens einem) genehmigt oder nicht abgelehnt wird, die entweder bereits Verwaltungsratsmitglieder waren, bevor in den drei vorangehenden Jahren irgendeine Person zu einem Nahestehenden Aktionär wurde, oder die auf Empfehlung einer Mehrheit solcher Verwaltungsratsmitglieder als deren Nachfolger zur Wahl vorgeschlagen wurden. Die im vorangehenden Satz erwähnten beabsichtigen Transaktionen sind auf folgende beschränkt: (x) eine Fusion oder andere Form des Zusammenschlusses der Gesellschaft (mit Ausnahme einer Fusion, welche keine Genehmigung durch die Generalversammlung der Gesellschaft voraussetzt); (y) ein Verkauf, eine Vermietung oder Verpachtung, hypothekarische Belastung oder andere Verpfändung, Übertragung oder andere Verfügung (ob in einer oder mehreren Transaktionen), einschliesslich im Rahmen eines Tauschs, von Vermögenswerten der Gesellschaft oder einer direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der

(d) the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Article 20 para. 3(d); (ii) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board of Directors; and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than one) who were Directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Company (except for a merger in respect of which no vote of the Company's shareholders is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-Owned subsidiary of the Company (other than to any direct or indirect wholly Owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued shares; or (z) a proposed tender or exchange offer for 50% or more of the voting shares then in issue. The Company shall give not

Gesellschaft gehalten wird (jedoch nicht an eine direkt oder indirekt zu 100% gehaltene Konzerngesellschaft oder an die Gesellschaft), soweit diese Vermögenswerte einen Marktwert von 50% oder mehr entweder des auf konsolidierter Basis aggregierten Marktwertes aller Vermögenswerte der Gesellschaft oder des aggregierten Marktwertes aller dann ausgegebenen Aktien haben, unabhängig davon, ob eine dieser Transaktionen Teil einer Auflösung der Gesellschaft ist oder nicht; oder (z) ein vorgeschlagenes Übernahme- oder Umtauschangebot für 50% oder mehr der ausstehenden Stimmrechte der Gesellschaft. Die Gesellschaft muss Nahestehenden Aktionären sowie den übrigen Aktionären den Vollzug einer der unter (x) oder (y) des zweiten Satzes dieses Artikels 20 Abs. 3(d) erwähnten Transaktionen mindestens 20 Kalendertage vorher mitteilen.

less than 20 days' notice to all Interested Shareholders as well as to the other shareholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this Article 20 para. 3(d).

Artikel 21

Präsenzquorum

1 Die nachfolgend aufgeführten Angelegenheiten erfordern zum Zeitpunkt der Konstituierung der Generalversammlung ein Präsenzquorum von Aktionären oder deren Vertretern, welche mindestens zwei Drittel des im Handelsregister eingetragenen Aktienkapitals vertreten, damit die Generalversammlung beschlussfähig ist:

(a) Die Beschlussfassung über die Abwahl eines amtierenden Verwaltungsratsmitglieds; und

(b) die Beschlussfassung, diesen Artikel 21 oder Artikel 18, 19(f), 20, 22, 23 oder 24 dieser Statuten zu ergänzen, zu ändern, nicht anzuwenden oder ausser Kraft zu setzen.

2 Jede andere Beschlussfassung oder Wahl setzt zu ihrer Gültigkeit voraus, dass zum Zeitpunkt der Konstituierung der Generalversammlung zumindest die Mehrheit aller

Article 21

Presence Quorum

1 The matters set forth below require that a quorum of shareholders of record holding in person or by proxy at least two-thirds of the share capital recorded in the Commercial Register are present at the time when the General Meeting of Shareholders proceeds to business:

(a) the adoption of a resolution to remove a serving Director; and

(b) the adoption of a resolution to amend, vary, suspend the operation of, disapply or cancel this Article 21 or Articles 18, 19(f), 20, 22, 23 or 24 of these Articles of Association.

2 The adoption of any other resolution or election requires that at least a majority of all the Shares entitled to vote be represented at the time when the General Meeting of

stimmberechtigten Aktien anwesend ist. Die Aktionäre können mit der Behandlung der Traktanden fortfahren, selbst wenn Aktionäre nach Bekanntgabe des Quorums durch den Vorsitzenden die Generalversammlung verlassen und damit weniger als das geforderte Präsenzquorum an der Generalversammlung verbleibt.

Shareholders proceeds to business. The shareholders present at a General Meeting of Shareholders may continue to transact business, despite the withdrawal of shareholders from such General Meeting of Shareholders following announcement of the presence quorum at that meeting.

B. Verwaltungsrat

B. Board of Directors

Artikel 22

Anzahl der Verwaltungsräte

Der Verwaltungsrat besteht aus mindestens zwei und höchstens 14 Mitgliedern.

Article 22

Number of Directors

The Board of Directors shall consist of no less than two and no more than 14 members.

Artikel 23

Amtsdauer

1 Die Aktionäre wählen die Mitglieder des Verwaltungsrates und den Verwaltungsratspräsidenten einzeln an einer Generalversammlung für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung. Wiederwahl ist möglich. Ist das Amt des Verwaltungsratspräsidenten aus irgendeinem Grund vakant, ernennt der Verwaltungsrat den Verwaltungsratspräsidenten für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung.

2 Wenn ein Verwaltungsratsmitglied vor Ablauf seiner Amtsdauer aus welchen Gründen auch immer ersetzt wird, endet die Amtsdauer des an seiner Stelle gewählten neuen Verwaltungsratsmitgliedes mit dem Ende der Amtsdauer seines Vorgängers.

Article 23

Term of Office

1 The Shareholders shall elect the members of the Board of Directors and the Chair of the Board of Directors individually at a General Meeting of Shareholders for a term of office extending until completion of the next Annual General Meeting. Re-election is possible. If the office of the Chair of the Board of Directors is vacant, for any reason, the Board of Directors shall appoint the Chair from among its members for a term of office extending until completion of the next Annual General Meeting.

2 If, before the expiration of his term of office, a Director should be replaced for whatever reason, the term of office of the newly elected member of the Board of Directors shall expire at the end of the term of office of his predecessor.

Artikel 24

Organisation des Verwaltungsrates, Entschädigung

1 Vorbehältlich der Wahl des Verwaltungsratspräsidenten und der Mitglieder des Vergütungsausschusses durch die Aktionäre an einer Generalversammlung bestimmt der Verwaltungsrat seine Organisation selbst. Er kann einen oder mehrere Vize-Präsidenten wählen. Er bestellt weiter einen Sekretär, welcher nicht Mitglied des Verwaltungsrates sein muss. Der Verwaltungsrat regelt unter Vorbehalt der Bestimmungen des Gesetzes und dieser Statuten die Einzelheiten seiner Organisation in einem Organisationsreglement.

2 [*absichtlich leer gelassen*]

3 Soweit gesetzlich zulässig, hält die Gesellschaft aktuelle und ehemalige Mitglieder des Verwaltungsrates und der Geschäftsleitung sowie deren Erben, Konkurs- oder Nachlassmassen aus Gesellschaftsmitteln für Schäden, Verluste und Kosten aus drohenden, hängigen oder abgeschlossenen Klagen, Verfahren oder Untersuchungen zivil-, straf- oder verwaltungsrechtlicher oder anderer Natur schadlos, welche ihnen oder ihren Erben, Konkurs- oder Nachlassmassen entstehen aufgrund von tatsächlichen oder behaupteten Handlungen, Zustimmungen oder Unterlassungen im Zusammenhang mit der Ausübung ihrer Pflichten oder behaupteten Pflichten oder aufgrund der Tatsache, dass sie Mitglied des Verwaltungsrates oder der Geschäftsleitung der Gesellschaft sind oder waren oder auf Aufforderung der Gesellschaft als Mitglied des Verwaltungsrates, der Geschäftsleitung oder als Arbeitnehmer oder Agent eines anderen Unternehmens, einer anderen Gesellschaft, einer nicht-rechtsfähigen Personengesellschaft oder eines Trusts sind oder waren. Diese Pflicht zur Schadloshaltung besteht nicht, soweit in einem endgültigen, nicht weiterziehbaren Entscheid eines

Article 24

Organization of the Board, Remuneration

1 Except for the election of the Chair of the Board of Directors and the members of the Compensation Committee by the shareholders at a General Meeting of Shareholders, the Board of Directors shall determine its own organization. It may elect one or more Vice-Chairs. It shall further appoint a Secretary, who need not be a member of the Board of Directors. Subject to applicable law and these Articles of Association, the Board of Directors shall establish the particulars of its organization in organizational regulations.

2 [*intentionally omitted*]

3 The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the existing and former members of the Board of Directors and officers, and their heirs, executors and administrators, out of the assets of the Company from and against all threatened, pending or completed actions, suits or proceedings – whether civil, criminal, administrative or investigative – and all costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or by reason of the fact that he is or was a member of the Board of Director or officer of the Company, or while serving as a member of the Board of Director or officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; *provided, however,* that this indemnity shall not extend to any matter in which any of said persons is found, in a final

zuständigen Gerichts bzw. einer zuständigen Verwaltungsbehörde entschieden worden ist, dass eine der genannten Personen ihre Pflichten als Mitglied des Verwaltungsrates oder der Geschäftsleitung absichtlich oder grobfahrlässig verletzt hat.

judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a member of the Board of Director or officer.

4 Ohne den vorangehenden Absatz 3 dieses Artikels 24 einzuschränken, bevorschusst die Gesellschaft Mitgliedern des Verwaltungsrates und der Geschäftsleitung Gerichts- und Anwaltskosten. Die Gesellschaft kann solche Vorschüsse zurückfordern, wenn ein zuständiges Gericht oder eine zuständige Verwaltungsbehörde in einem endgültigen, nicht weiterziehbaren Urteil bzw. Entscheid zum Schluss kommt, dass eine der genannten Personen ihre Pflichten als Mitglied des Verwaltungsrates oder der Geschäftsleitung absichtlich oder grobfahrlässig verletzt hat.

4 Without limiting the foregoing paragraph 3 of this Article 24, the Company shall advance court costs and attorneys' fees to the existing and former members of the Board of Directors and officers. The Company may however recover such advanced costs if any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a Director of officer.

Artikel 25

Befugnisse des Verwaltungsrates

1 Der Verwaltungsrat hat die in Artikel 716a OR statuierten unübertragbaren und unentziehbaren Aufgaben, insbesondere:

(a) die Oberleitung der Gesellschaft und die Erteilung der nötigen Weisungen;

(b) die Festlegung der Organisation; und

(c) die Oberaufsicht über die mit der Geschäftsführung betrauten Personen, namentlich im Hinblick auf die Befolgung der Gesetze, Statuten, Reglemente und Weisungen.

2 Der Verwaltungsrat kann überdies in allen Angelegenheiten Beschluss fassen, die nicht nach Gesetz oder Statuten der Generalversammlung zugeteilt sind.

Article 25

Specific Powers of the Board

1 The Board of Directors has the non-delegable and inalienable duties as specified in Article 716a CO, in particular:

(a) the ultimate direction of the business of the Company and the issuance of the required directives;

(b) the determination of the organization of the Company; and

(c) the ultimate supervision of the persons entrusted with management duties, in particular with regard to compliance with law, these Articles of Association, regulations and directives.

2 In addition, the Board of Directors may pass resolutions with respect to all matters that are not reserved to the General Meeting of Shareholders by law or under these Articles of Association.

3 Der Verwaltungsrat kann Beteiligungspläne der Gesellschaft der Generalversammlung zur Genehmigung vorlegen.

Artikel 26

Übertragung von Befugnissen

Der Verwaltungsrat kann unter Vorbehalt von Artikel 25 Abs. 1 dieser Statuten sowie der Vorschriften des OR die Geschäftsleitung nach Massgabe eines Organisationsreglements ganz oder teilweise an eines oder mehrere seiner Mitglieder, an einen oder mehrere Ausschüsse des Verwaltungsrates oder an Dritte übertragen. Die Verwaltungsratsmitglieder, Ausschüsse oder die Dritten, die vom Verwaltungsrat mit Geschäftsleitungsaufgaben betraut sind, werden in diesen Statuten als "**Geschäftsleitung**" bezeichnet.

Artikel 27

Sitzungen des Verwaltungsrats

1 Sofern das vom Verwaltungsrat erlassene Organisationsreglement nichts anderes festlegt, ist zur gültigen Beschlussfassung über Geschäfte des Verwaltungsrates die Anwesenheit einer Mehrheit der Mitglieder des gesamten Verwaltungsrates notwendig. Kein Präsenzquorum ist erforderlich für die Statutenanpassungs- und Feststellungsbeschlüsse des Verwaltungsrates im Zusammenhang mit Kapitalerhöhungen.

2 Der Verwaltungsrat fasst seine Beschlüsse mit einer Mehrheit der von den anwesenden Verwaltungsräten abgegebenen Stimmen, vorausgesetzt, das Präsenzquorum von Absatz 1 dieses Artikels 27 ist erfüllt. Der Vorsitzende hat bei Stimmengleichheit keinen Stichentscheid.

Artikel 28

Zeichnungsberechtigung

Die rechtsverbindliche Vertretung der Gesellschaft durch Mitglieder des Verwaltungsrates und durch Dritte wird in

3 The Board of Directors may submit benefit or incentive plans of the Company to the General Meeting of Shareholders for approval.

Article 26

Delegation of Powers

Subject to Article 25 para. 1 of these Articles of Association and the applicable provisions of the CO, the Board of Directors may delegate the executive management of the Company in whole or in part to individual directors, one or more committees of the Board of Directors or to persons other than Directors pursuant to organizational regulations. The directors, committees or persons to whom the Board of Directors delegates executive management shall be referred to in these Articles of Association as the "**Executive Management Team**."

Article 27

Meeting of the Board of Directors

1 Except as otherwise set forth in organizational regulations of the Board of Directors, the attendance quorum necessary for the transaction of the business of the Board of Directors shall be a majority of the whole Board of Directors. No attendance quorum shall be required for resolutions of the Board of Directors providing for the confirmation of a capital increase or for the amendment of the Articles of Association in connection therewith.

2 The Board of Directors shall pass its resolutions with the majority of the votes cast by the Directors present at a meeting at which the attendance quorum of para. 1 of this Article 27 is satisfied. The Chairman shall have no casting vote.

Article 28

Signature Power

The due and valid representation of the Company by members of the Board of Directors and other persons shall

einem Organisationsreglement festgelegt.

be set forth in organizational regulations.

B^{bis}. Vergütungsausschuss

Artikel 28a

Amtsdauer, Organisation des Vergütungsausschusses

1 Der Vergütungsausschuss (der **Vergütungsausschuss**) ist der Ausschuss des Verwaltungsrates, der für Vergütungsfragen zuständig ist. Er besteht aus mindestens drei (3) Mitgliedern des Verwaltungsrates. Die Mitglieder des Vergütungsausschusses müssen die anwendbaren Anforderungen an Unabhängigkeit, Erfahrung oder andere regulatorische oder börsenspezifische Anforderungen erfüllen.

2 Die Aktionäre wählen die Mitglieder des Vergütungsausschusses einzeln an einer Generalversammlung für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung. Wiederwahl ist möglich. Ist der Vergütungsausschuss nicht vollständig besetzt, ernennt der Verwaltungsrat aus seiner Mitte Ersatzmitglieder für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung.

3 Der Verwaltungsrat ernennt den Vorsitzenden des Vergütungsausschusses. Unter Vorbehalt der Bestimmungen des Gesetzes und dieser Statuten regelt der Verwaltungsrat die Einzelheiten der Organisation des Vergütungsausschusses in einem Reglement oder einer Satzung.

Artikel 28b

Befugnisse und Pflichten

1 Der Vergütungsausschuss hat unter anderem die Aufgabe, den Verwaltungsrat (1) bei der Erarbeitung eines angemessenen Vergütungs- und Leistungsprogrammes für die Mitglieder des Verwaltungsrates und der Geschäftsleitung und (2) bei der Vorbereitung der Anträge des Verwaltungsrates an die Generalversammlung

B^{bis}. Compensation Committee

Article 28a

Term of office, Organization of the Compensation Committee

1 The compensation committee (the **Compensation Committee**) shall be the committee of the Board of Directors responsible for compensation matters. It shall consist of no fewer than three (3) members of the Board of Directors. The members of the Compensation Committee shall meet any applicable independence, experience or other regulatory or stock exchange requirements.

2 The shareholders shall elect the members of the Compensation Committee individually at a General Meeting of Shareholders for a term of office extending until completion of the next Annual General Meeting. Re-election is possible. If there are vacancies on the Compensation Committee, the Board of Directors shall appoint from among its members substitutes for a term of office extending until completion of the next Annual General Meeting.

3 The Board of Directors shall elect the Chair of the Compensation Committee. Subject to applicable law and these Articles of Association, the Board of Directors shall establish the particulars of the organization of the Compensation Committee in regulations or in a charter.

Article 28b

Powers and Duties

1 The Compensation Committee shall, among other things, assist the Board of Directors in (1) developing an appropriate compensation and benefit program for the members of the Board of Directors and the Executive Management Team and (2) preparing the proposals of the Board of Directors to the General Meeting of Shareholders

betreffend die Vergütung des Verwaltungsrates und der Geschäftsleitung zu unterstützen. Der Vergütungsausschuss übernimmt weiter andere mit der Vergütung in Zusammenhang stehende Aufgaben, wie sie von Zeit zu Zeit vom Verwaltungsrat an ihn delegiert werden.

2 Der Verwaltungsrat regelt die Einzelheiten der Befugnisse und Pflichten des Vergütungsausschusses in einem Reglement oder einer Satzung. Insbesondere legt der Verwaltungsrat fest, inwieweit der Vergütungsausschuss Leistungsziele, Zielwerte und die individuelle Vergütung der Mitglieder des Verwaltungsrates und der Geschäftsleitung selbst bestimmt, und inwieweit der Vergütungsausschuss dem Verwaltungsrat Vorschläge hierzu zur definitiven Beschlussfassung unterbreitet.

3 Der Verwaltungsrat kann weitere Befugnisse und Pflichten an den Vergütungsausschuss delegieren.

C. Revisionsstelle

Artikel 29

Amtsdauer, Befugnisse und Pflichten

1 Die Revisionsstelle wird von der Generalversammlung gewählt und es obliegen ihr die vom Gesetz zugewiesenen Befugnisse und Pflichten.

2 Die Amtsdauer der Revisionsstelle beträgt ein Jahr, beginnend am Tage der Wahl an einer ordentlichen Generalversammlung und endend am Tage der nächsten ordentlichen Generalversammlung.

regarding the compensation of the Board of Directors and the Executive Management Team. The Compensation Committee shall further perform such other compensation-related duties as delegated to it by the Board of Directors from time to time.

2 The Board of Directors shall establish the particulars of the powers and duties of the Compensation Committee in regulations or in a charter. In particular, the Board of Directors shall establish to what extent the Compensation Committee shall determine performance objectives, target values and the individual compensation of the members of the Board of Directors and the Executive Management Team itself, and to what extent the Compensation Committee shall submit proposals in relation thereto to the Board of Directors for its final determination.

3 The Board of Directors may delegate further authorities and duties to the Compensation Committee.

C. Auditor

Article 29

Term, Powers and Duties

1 The Auditor shall be elected by the General Meeting of Shareholders and shall have the powers and duties vested in it by law.

2 The term of office of the Auditor shall be one year, commencing on the day of election at an Annual General Meeting of Shareholders and terminating on the day of the next Annual General Meeting of Shareholders.

Abschnitt 3a:
Vergütung des Verwaltungsrates und der Geschäftsleitung

Artikel 29a

Genehmigung der Vergütung des Verwaltungsrates und der Geschäftsleitung durch die Aktionäre

1 Die Aktionäre genehmigen, unter Vorbehalt der nachstehenden Abs. 3 und Abs. 4, an jeder ordentlichen Generalversammlung die Anträge des Verwaltungsrates betreffend den Maximalgesamtbetrag (in US Dollars, Schweizer Franken oder einer anderen Währung):

(a) der Vergütung des Verwaltungsrates für die Periode zwischen der ordentlichen Generalversammlung, an der um Genehmigung ersucht wird, und der nächsten ordentlichen Generalversammlung; und

(b) der Vergütung der Geschäftsleitung für das Geschäftsjahr, das nach der ordentlichen Generalversammlung, an der um Genehmigung ersucht wird, beginnt.

2 Der Verwaltungsrat kann die Aktionäre an einer Generalversammlung um Genehmigung eines Gesamtbetrages oder eines Maximalgesamtbetrages der Vergütung des Verwaltungsrates bzw. der Geschäftsleitung, oder von Elementen davon, oder zusätzlicher oder bedingter Beträge für von Abs. 1 dieses Artikels 29a abweichende Zeitperioden ersuchen, sei es auf retrospektiver Basis, prospektiver Basis oder einer Kombination davon.

Section 3a:
Compensation of the Board of Directors and the Executive Management Team

Article 29a

Shareholder Ratification of Compensation of the Board of Directors and the Executive Management Team

1 The shareholders shall, subject to para. 3 and para. 4 below, at each Annual General Meeting ratify the proposals of the Board of Directors as regards the maximum aggregate amount (expressed in U.S. dollars, Swiss francs or any other currency) of, respectively:

(a) the compensation of the Board of Directors for the period between the Annual General Meeting at which ratification is sought and the next Annual General Meeting; and

(b) the compensation of the Executive Management Team for the fiscal year commencing after the Annual General Meeting at which ratification is sought.

2 The Board of Directors may seek ratification by the shareholders at a General Meeting of Shareholders on a retrospective or prospective basis, or a combination thereof, of the aggregate amount, or maximum aggregate amount, of compensation, respectively, of the Board of Directors and the Executive Management Team, or any element thereof, or any additional or contingent amount, in relation to different time periods than those referred to in para. 1 of this Article 29a.

3 Innerhalb des von den Aktionären an der jeweiligen Generalversammlung genehmigten Gesamtbetrages oder Maximalgesamtbetrages ist ausschliesslich der Verwaltungsrat, oder soweit delegiert, der Vergütungsausschuss befugt und verantwortlich, die tatsächliche individuelle Vergütung jedes Mitglieds des Verwaltungsrates beziehungsweise der Geschäftsleitung zu bestimmen. Zu diesem Zweck wird der Wert der Vergütung in der Regel gemäss allgemein anerkannten Bewertungsmethoden per Datum der Zuteilung des jeweiligen Vergütungselements bestimmt.

4 Genehmigen die Aktionäre an einer Generalversammlung einen Antrag des Verwaltungsrates gemäss Abs. 1 oder Abs. 2 hiervor nicht, so zieht der Verwaltungsrat oder, soweit delegiert, der Vergütungsausschuss den nicht-genehmigten Antrag unter Berücksichtigung, soweit feststellbar, der Gründe, aus denen die Aktionäre den Antrag nicht genehmigt haben, in Wiedererwägung und ersucht die Aktionäre um Genehmigung eines revidierten Antrags; die Genehmigung kann an der Generalversammlung, an welcher der Antrag gemäss Abs. 1 oder Abs. 2 hiervor nicht genehmigt wurde, an einer ausserordentlichen Generalversammlung oder an der nächsten ordentlichen Generalversammlung erfolgen.

5 Die Gesellschaft oder von ihr kontrollierte Gesellschaften können, unter Vorbehalt der nachträglichen Genehmigung durch die Aktionäre, Vergütung vor der Genehmigung durch die Aktionäre an einer Generalversammlung zuteilen oder bezahlen.

6 Der Begriff "Vergütung", so wie er in diesen Statuten verwendet wird (ausser soweit im Rahmen einer spezifischen Bestimmung dieser Statuten anders definiert), umfasst jegliche Form der Entschädigung, einschliesslich (ohne Beschränkung auf) anteilsbasierte Vergütung oder Leistungs-, Erfolgs- oder andere Vergütung, in bar, Aktien, gesperrten Aktien, gesperrten Aktieneinheiten,

3 Within the aggregate amount, or maximum aggregate amount ratified by the shareholders at the relevant General Meeting of Shareholders, it shall be the exclusive authority and responsibility of the Board of Directors or, where delegated to it, the Compensation Committee, to determine the actual individual compensation of, respectively, each member of the Board of Directors and the Executive Management Team. For such purposes, the value of compensation shall as a rule be determined in accordance with generally recognized valuation methods as per the grant date of the respective compensation element.

4 If the shareholders at a General Meeting of Shareholders have not ratified a proposal of the Board of Directors pursuant to para. 1 or para. 2 above, the Board of Directors or, where delegated to it, the Compensation Committee shall reconsider the proposal that has not been ratified, taking into account, to the extent identifiable, the reasons for which the shareholders did not ratify the proposal, and seek shareholder ratification for a revised proposal at the General Meeting of Shareholders at which the proposal pursuant to para. 1 or para. 2 above has not been ratified, at an Extraordinary General Meeting or at the next Annual General Meeting.

5 The Company or companies under its control may grant or pay compensation subject to subsequent shareholder ratification prior to shareholder ratification at a General Meeting of Shareholders.

6 The term "compensation," as used in these Articles of Association (except to the extent defined otherwise in a specific provision of these Articles of Association), shall include any form of remuneration, including, without limitation, equity awards, or incentive awards or other awards, in cash, shares, restricted shares, restricted share units, deferred units, options, share appreciation rights,

aufgeschobenen Einheiten, Optionen, Aktienwertsteigerungsrechten, Bonus-Aktien, Leistungsprämien oder anderen Finanzinstrumenten oder Derivaten, oder irgendeine Kombination davon, und andere Leistungen und Vorteile, welche den betreffenden Empfängern zugeteilt oder bezahlt wird bzw. welche diese erhalten (vorausgesetzt, dass Mitglieder des Verwaltungsrates nur eine anteilsbasierte Vergütung in der Form von Aktien, gesperrten Aktien, gesperrten Aktieneinheiten, aufgeschobenen Einheiten oder ähnlichen Instrumenten erhalten dürfen), in jedem Fall unabhängig davon, ob die Vergütung, die Leistungen oder die Vorteile in Aktien, in anderen Finanzmarktinstrumenten, in bar oder als Sach- oder Dienstleistung ausgerichtet oder beglichen werden. Der Begriff "Vergütung" umfasst nicht den Ersatz oder die Bevorschussung von Auslagen, die der betreffende Empfänger im Interesse der Gesellschaft oder von ihr kontrollierten Gesellschaften getätigt hat, oder eine Schadloshaltung oder Bevorschussung von Auslagen, die an ein Mitglied des Verwaltungsrates oder der Geschäftsleitung gemäss Artikel 24 Abs. 3 und Abs. 4 dieser Statuten ausgerichtet wird.

bonus shares, performance awards, awards of other financial instruments or derivatives, or any combination of the foregoing, granted or paid to, and any other benefits and perquisites received by, the respective recipients (it being understood that members of the Board of Directors may only receive equity awards in the form of shares, restricted shares, restricted share units, deferred units or similar instruments), in each case irrespective of whether any of such awards, benefits or perquisites are provided or settled in shares, other securities, cash, in kind or in form of services. The term "compensation" shall not include the reimbursement or the advancement of expenses incurred by the respective recipient in the interest of the Company or companies under its control, or any indemnification or advancement of expenses provided to a member of the Board of Directors or the Executive Management Team pursuant to Article 24 para. 3 and para. 4 of these Articles of Association.

Artikel 29b

Vergütungs-Prinzipien für Verwaltungsrat und Geschäftsleitung

1 Die Vergütung des Verwaltungsrates kann (i) Barkomponenten, (ii) Aktien, gesperrte Aktien, gesperrte Aktieneinheiten, aufgeschobene Einheiten oder ähnliche Instrumente und/oder (iii) Leistungen oder Vorteile in der Form von Sach- oder Dienstleistungen umfassen, wie im Einzelnen vom Verwaltungsrat oder, soweit delegiert, vom Vergütungsausschuss von Zeit zu Zeit unter Vorbehalt der anwendbaren Planbestimmungen festgelegt. Die so festgelegte Vergütung soll unter anderem die Funktion und die Aufgaben der Verwaltungsräte im Verwaltungsrat und in Ausschüssen des Verwaltungsrates berücksichtigen. Exekutive Verwaltungsräte erhalten keine Vergütung zusätzlich zur Vergütung, welche ihnen im Rahmen ihrer

Article 29b

Compensation Principles for the Board of Directors and the Executive Management Team

1 The compensation of the Board of Directors may include (i) cash components, (ii) shares, restricted shares, restricted share units, deferred units or similar instruments, and/or (iii) benefits or perquisites in kind or in the form of services, as shall be determined by the Board of Directors or, where delegated to it, the Compensation Committee from time to time, subject to the terms of the applicable plans. The compensation so determined shall, among other things, take into account the position and the roles of the directors within the Board of Directors and on committees of the Board of Directors. Executive directors shall not receive any compensation in addition to the compensation paid to them in their roles as officers of the

Funktion als Officers der Gesellschaft ausgerichtet wird.

2 Sofern vom Verwaltungsrat oder, soweit delegiert, vom Vergütungsausschuss nicht anders festgelegt, besteht die Vergütung der Geschäftsleitung in der Regel aus (i) einem Basissalär, (ii) kurzfristiger Leistungs- oder Erfolgsvergütung gemäss den anwendbaren Plänen, (iii) langfristiger Leistungs- oder Erfolgsvergütung gemäss den anwendbaren Plänen und (iv) weiterer Vergütung, die der Verwaltungsrat oder, soweit delegiert, der Vergütungsausschuss als angemessen erachtet, einschliesslich (ohne Beschränkung auf) Beiträge an Vorsorgeleistungspläne und Spesenpauschalen.

3 Kurzfristige Leistungs- oder Erfolgsvergütung soll Mitgliedern der Geschäftsleitung die Möglichkeit geben, einen jährlichen Bar-Bonus, andere an kurzfristigen Leistungs- oder Erfolgszielen ausgerichtete Vergütung, oder eine Kombination davon zu verdienen, jeweils wie vom Verwaltungsrat oder, soweit delegiert, vom Vergütungsausschuss von Zeit zu Zeit festgelegt, und ist gestützt auf Performance festzulegen, gemessen an vordefinierten Zielen, einschliesslich (ohne Beschränkung auf) Sicherheitszielen, finanziellen Zielen, strategischen Unternehmenszielen, individuellen Leistungszielen, Leistungszielen bezogen auf vergleichbare Unternehmen, und anderen Zielen, wie vom Verwaltungsrat, oder soweit delegiert, vom Vergütungsausschuss von Zeit zu Zeit festgelegt.

4 Langfristige Leistungs- oder Erfolgsvergütung ist mit dem Ziel auszugestalten, einen Anreiz für eine erhöhte Leistung und die Erreichung von langfristigen Zielen durch die Geschäftsleitung zu setzen, das Wachstum von Shareholder Value zu fördern und Schlüsseltalente anzubinden, unter anderem dadurch, dass Mitgliedern der Geschäftsleitung Möglichkeiten gegeben werden, am langfristigen Wachstum und der Profitabilität der Gesellschaft teilzuhaben. Zu diesem Zweck,

Company.

2 Except as otherwise determined by the Board of Directors or, where delegated to it, the Compensation Committee, the compensation of the Executive Management Team shall generally consist of (i) a base salary, (ii) short-term incentive compensation pursuant to the applicable plans, (iii) long-term incentive compensation pursuant to the applicable plans and (iv) any other compensation as deemed appropriate by the Board of Directors or, where delegated to it, the Compensation Committee, including, without limitation, contributions to post-retirement benefit plans and allowances.

3 Short-term incentive compensation shall provide members of the Executive Management Team with the opportunity to earn an annual cash bonus, other short-term incentive awards, or a combination thereof, as shall be determined by the Board of Directors or, where delegated to it, the Compensation Committee from time to time, and shall be based on performance as measured against predetermined objectives, including, without limitation, safety performance objectives, financial performance objectives, strategic corporate objectives, individual performance objectives, peer performance objectives, and such other objectives, all as established by the Board of Directors or, where delegated to it, the Compensation Committee from time to time.

4 Long-term incentive compensation shall be designed so as to motivate superior performance and achievement of long-term goals by the Executive Management Team, to promote the growth of shareholder value and retain key talent, among other things, by providing members of the Executive Management Team with opportunities to participate in the long-term growth and profitability of the Company. For such purposes, including, without limitation, for purposes of determining the relevant target values of

einschliesslich (ohne Beschränkung) zwecks Bestimmung der relevanten Zielwerte der Vergütung gemäss den anwendbaren Plänen, kann der Verwaltungsrat oder, soweit delegiert, der Vergütungsausschuss unter anderem die Position und den Grad der Verantwortung des betreffenden Vergütungsempfängers, individuelle Leistungsziele, Ziele der Gesellschaft oder Teilen davon, einschliesslich (ohne Beschränkung) die Aktienrendite im Verhältnis zum Markt, anderen Unternehmen oder anderen Richtgrössen, berücksichtigen. Der endgültige Wert von langfristigen Leistungs- oder Erfolgsvergütung kann den jeweiligen Zielwert übersteigen. Der Verwaltungsrat oder, soweit delegiert, der Vergütungsausschuss bestimmt das relative Gewicht der Leistungskriterien und die jeweiligen Referenzwerte.

5 Der Verwaltungsrat, oder soweit delegiert, der Vergütungsausschuss legt, soweit anwendbar, die Zuteilungs-, Vesting-, Ausübungs- und Verfallsbedingungen fest; der Verwaltungsrat, oder soweit delegiert, der Vergütungsausschuss kann vorsehen, dass bei Eintritt von im Voraus bestimmten Ereignissen wie etwa einem Kontrollwechsel oder der Beendigung eines Arbeits-, Mandats- oder anderen Vertrags Vesting- und Ausübungsbedingungen fortbestehen, verkürzt oder aufgehoben werden, Vergütungen unter Annahme der Zielerreichung ausgerichtet werden oder Vergütungen verfallen.

6 Die Gesellschaft oder von ihr kontrollierte Gesellschaften können die Aktien, die im Rahmen der aktienbezogenen Vergütung an die Begünstigten auszugeben oder zu liefern sind, jeweils soweit verfügbar, aus genehmigtem oder bedingtem Aktienkapital oder unter Verwendung von eigenen Aktien bereitstellen.

7 Vergütung gemäss diesen Statuten kann durch die Gesellschaft oder durch von ihr kontrollierte Gesellschaften zugeteilt oder bezahlt werden.

compensation pursuant to the applicable plans, the Board of Directors or, where delegated to it, the Compensation Committee may, among other things, take into account the position and level of responsibility of the respective compensation recipient, individual performance targets, targets of the Company or parts thereof, including, without limitation, total shareholder return relative to market, other companies or other benchmarks. The definitive value of long-term incentive compensation may exceed the relevant target value. The Board of Directors or, where delegated to it, the Compensation Committee shall determine the relative weight of the performance criteria and the respective target values.

5 The Board of Directors or, where delegated to it, the Compensation Committee shall, as applicable, determine the grant, vesting, exercise and forfeiture conditions; the Board of Directors or, where delegated to it, the Compensation Committee may provide for the continuation, acceleration or removal of vesting and exercise conditions, for the payment or grant of compensation based upon assumed target achievement, or for forfeiture, in each case with regard to pre-determined events such as a change-in-control or termination of an employment, mandate or other agreement.

6 The Company or companies under its control may procure the Shares to be issued or delivered to beneficiaries of equity-based awards, to the extent available, from authorized share capital, conditional share capital, or through use of treasury shares.

7 Compensation pursuant to these Articles of Association may be granted or paid by the Company or companies under its control.

Artikel 29c

Zusatzbetrag für Änderungen in der Geschäfts-leitung

Reicht der von den Aktionären an einer Generalversammlung genehmigte Maximalgesamtbetrag der Vergütung der Geschäftsleitung für die Vergütung einer Person, die während einer Vergütungsperiode, für welche die Aktionäre bereits ihre Genehmigung erteilt haben, neu eine Geschäftsleitungsfunktion antritt, nicht aus, sind die Gesellschaft oder von ihr kontrollierte Gesellschaften ermächtigt, jeder solchen Person für die Dauer der bereits durch die Aktionäre an einer Generalversammlung genehmigten Vergütungsperiode(n) eine Vergütung (der **Zusatzbetrag**) zuzuteilen oder zu bezahlen, die keiner Genehmigung durch die Aktionäre unterliegt. Als Zusatzbetrag können die Gesellschaft oder von ihr kontrollierte Gesellschaften jeder solcher Person je relevante Vergütungsperiode für jeden der beiden nachfolgenden Zwecke je einen die Gesamtjahresvergütung des betreffenden Vorgängers bzw. für eine ähnliche vorbestehende Funktion um bis zu 40% übersteigenden Betrag zuteilen oder bezahlen: (1) als Vergütung für die relevante Vergütungsperiode; und zusätzlich (2) zum Ausgleich der Nachteile, die im Zusammenhang mit dem Stellenwechsel entstehen. Für die Zwecke dieser Bestimmung gilt als Gesamtjahresvergütung die im jüngsten Proxy Statement der Gesellschaft für das vorangehende Geschäftsjahr ausgewiesene Gesamtjahresvergütung des betreffenden Vorgängers bzw. für eine ähnliche vorbestehende Funktion; für die kurzfristige und langfristige Leistungs- oder Erfolgsvergütung ist dabei auf die tatsächlichen Werte oder, sofern höher, die Zielwerte der betreffenden Vergütungselemente abzustellen, je wie sie im jüngsten Proxy Statement der Gesellschaft für das vorangehende Geschäftsjahr ausgewiesen sind. Die Gesellschaft oder von ihr kontrollierte Gesellschaften dürfen gestützt auf die Bestimmung dieses Artikel 29c je relevante Vergütungsperiode keinesfalls an mehr als fünf (5)

Article 29c

Supplementary Amount for Changes to the Executive Management Team

If the maximum aggregate amount of compensation of the Executive Management Team ratified by shareholders at a General Meeting of Shareholders is not sufficient to also cover the compensation of a person who newly assumes an Executive Management Team function during a compensation period for which shareholder ratification has already been granted, the Company or companies under its control shall be authorized to grant or pay, in relation to the compensation period(s) already ratified by the shareholders at a General Meeting of Shareholders, to each such person compensation (the **Supplementary Amount**), which shall not be subject to ratification by the shareholders. The Company or companies under its control may grant or pay as Supplementary Amount to each such person for each relevant compensation period for each of the following two purposes a separate amount of up to 40% in excess of the Total Annual Compensation of the respective predecessor or for a similar preexisting position: (1) as compensation for the relevant compensation period; and, in addition, (2) as compensation for any prejudice incurred in connection with the change of employment. For purposes of this provision, Total Annual Compensation shall mean the total annual compensation of the respective predecessor or for a similar preexisting position as disclosed in the most recent proxy statement of the Company in relation to the preceding fiscal year; for such purposes, short-term and long-term incentive compensation shall be included on the basis of the actual values or, if higher, the target values of the respective compensation elements, in each case as disclosed in the most recent proxy statement of the Company in relation to the preceding fiscal year. On the basis of this Article 29c, the Company or companies under its control may in no event grant or pay, in each relevant compensation period, a Supplementary Amount to more than five (5) persons within the limitations of the maximum

Personen einen Zusatzbetrag im Rahmen der Maximalwerte gemäss der Bestimmung dieses Artikels 29c zuteilen oder bezahlen.

values pursuant to the provision of this Article 29c.

Abschnitt 3b:
Verträge betreffend Vergütung mit Mitgliedern des Verwaltungsrates und der Geschäftsleitung

Section 3b:
Agreements Regarding Compensation With Members of the Board of Directors and the Executive Management Team

Artikel 29d

Verträge betreffend Vergütung mit Mitgliedern des Verwaltungsrates und der Geschäftsleitung

1 Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit Mitgliedern des Verwaltungsrates unbefristete oder befristete Mandatsverträge oder andere Verträge über deren Vergütung als Verwaltungsräte abschliessen. Die Dauer von befristeten Verträgen darf die Amtsdauer eines Verwaltungsrates nicht überschreiten. Eine Erneuerung eines befristeten Vertrags ist zulässig. Unbefristete Verträge haben eine Kündigungsfrist von maximal einer Amtsdauer.

2 Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit Mitgliedern der Geschäftsleitung unbefristete oder befristete Arbeitsverträge oder andere Verträge über ihre Vergütung als Mitglieder der Geschäftsleitung abschliessen. Die maximale Dauer eines befristeten Vertrags beträgt ein (1) Jahr. Eine Erneuerung eines befristeten Vertrags ist zulässig. Unbefristete Verträge haben eine Kündigungsfrist von maximal zwölf (12) Monaten.

3 Mitglieder der Geschäftsleitung können während der Kündigungsfrist von ihrer Arbeitspflicht befreit werden. Des Weiteren ist es zulässig, dass die Gesellschaft oder von ihr kontrollierte Gesellschaften Aufhebungs- oder ähnliche Vereinbarungen abschliessen.

4 Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit Mitgliedern der Geschäftsleitung

Article 29d

Agreements Regarding Compensation With Members of the Board of Directors and the Executive Management Team

1 The Company or companies under its control may enter into mandate or other agreements with the members of the Board of Directors regarding their compensation as directors for a fixed term or for an indefinite term. The duration of fixed term agreements may not exceed a director's term of office. A renewal of a fixed term agreement is permissible. Agreements for an indefinite term may have a termination notice period not exceeding a term of office.

2 The Company or companies under its control may enter into employment or other agreements with the members of the Executive Management Team regarding their compensation as members of the Executive Management Team for a fixed term or for an indefinite term. The duration of fixed term agreements may not exceed one (1) year. A renewal of a fixed term agreement is permissible. Agreements for an indefinite term may have a termination notice period of a maximum of twelve (12) months.

3 Members of the Executive Management Team may be released from their obligation of work during the period of the termination notice period. Further, it shall be permissible for the Company or companies under its control to enter into termination or similar agreements.

4 The Company or companies under its control may enter into non-competition agreements with members of the

Konkurrenzverbote für die Zeit nach Beendigung des Arbeitsvertrags vereinbaren. Die Dauer eines solchen Konkurrenzverbots für ein Mitglied der Geschäftsleitung darf ein (1) Jahr nicht überschreiten, und die Entschädigung für ein Konkurrenzverbot darf die Summe des Basissalärs und des Ziel-Bar-Bonus des betreffenden Mitglieds der Geschäftsleitung im letzten vollen Geschäftsjahr, während dem er oder sie von der Gesellschaft oder von einer von ihr kontrollierten Gesellschaft angestellt war, nicht übersteigen.

Abschnitt 3c:
Mandate ausserhalb des Konzerns, Darlehen, Vorsorgeleistungen ausserhalb der beruflichen Vorsorge

Artikel 29e

Mandate ausserhalb des Konzerns

1 Kein Mitglied des Verwaltungsrates kann zusätzlich zum Mandat bei der Gesellschaft mehr als zehn (10) Mandate in Personen wahrnehmen, wovon nicht mehr als vier (4) in Personen sein dürfen, deren Aktien an einer Börse kotiert sind.

2 Kein Mitglied der Geschäftsleitung kann mehr als vier (4) Mandate in Personen wahrnehmen, wovon zusätzlich zu einem allfälligen Mandat bei der Gesellschaft nicht mehr als eines (1) in einer Person sein darf, deren Aktien an einer Börse kotiert sind.

3 Die folgenden Mandate fallen nicht unter die Beschränkungen gemäss Abs. 1 und Abs. 2 dieses Artikels 29e:

(a) Mandate in Personen, welche die Gesellschaft kontrollieren, durch die Gesellschaft kontrolliert werden oder unter gemeinsamer Kontrolle mit der Gesellschaft stehen;

(b) Ohne Einschränkung von lit. a hiervor,

Executive Management Team for the period after the termination of the employment agreement. The duration of any such non-competition undertaking by an Executive Management Team member shall not exceed one (1) year, and the consideration paid for a non-competition undertaking shall not exceed the sum of the base salary and the target cash bonus of the respective Executive Management Team member in the last full fiscal year in which he or she was employed with the Company or one of its companies under its control.

Section 3c:
Mandates Outside the Group, Loans, Post-Retirement Benefits Beyond Occupational Pensions

Article 29e

Mandates Outside the Group

1 No member of the Board of Directors may hold more than ten (10) Mandates in Persons other than the Company, of which not more than four (4) may be in Persons whose shares are listed on a stock exchange.

2 No member of the Executive Management Team may hold more than four (4) Mandates in Persons of which, in addition to a Mandate at the Company, if any, not more than one (1) may be in Persons whose shares are listed on a stock exchange.

3 The following Mandates shall not be subject to the limitations set forth in para. 1 and para. 2 of this Article 29e:

(a) Mandates in any Person which Controls, is Controlled by or is under common Control with the Company;

(b) Without limitation to subpara. a above,

Mandate, die auf Anordnung der Gesellschaft oder von Personen, welche die Gesellschaft kontrollieren, durch die Gesellschaft kontrolliert werden oder unter gemeinsamer Kontrolle mit der Gesellschaft stehen, wahrgenommen werden. Kein Mitglied des Verwaltungsrates oder der Geschäftsleitung kann mehr als zehn (10) solche Mandate wahrnehmen; und

(c) Mandate in Vereinen und Verbänden, gemeinnützigen Organisationen, Non-For-Profit Organisationen, Stiftungen (einschliesslich Personalfürsorgestiftungen), Trusts und ähnliche Personen. Kein Mitglied des Verwaltungsrates oder der Geschäftsleitung kann mehr als zehn (10) solche Mandate wahrnehmen.

4 Der Begriff "Mandat", so wie er in diesen Statuten verwendet wird, umfasst jeglichen Einsitz in das oberste Leitungs- oder Verwaltungsorgan einer Person, die zur Eintragung in ein schweizerisches Handelsregister oder ein entsprechendes ausländisches Register verpflichtet ist. Bis zu zehn (10) Mandate in verschiedenen Personen, welche ausserhalb des Anwendungsbereichs von Artikel 29e Abs. 3(a) unter einheitlicher Kontrolle oder gleicher wirtschaftlicher Berechtigung stehen, gelten als ein Mandat.

Artikel 29f

Darlehen / Vorsorgeleistungen ausserhalb der beruflichen Vorsorge

1 Die Gesellschaft oder von ihr kontrollierte Gesellschaften entrichten keine Darlehen an Mitglieder des Verwaltungsrates oder der Geschäftsleitung.

2 Die Gesellschaft oder von ihr kontrollierte Gesellschaften können an ein Mitglied der Geschäftsleitung Vorsorgeleistungen ausserhalb der beruflichen Vorsorge

Mandates held at the instruction of the Company or any Person which Controls, is Controlled by or is under common Control with the Company; *provided, however*, that no member of the Board of Directors or the Executive Management Team shall hold more than ten (10) such Mandates; and

(c) Mandates in associations, charitable organizations, non-for-profit organizations, foundations (including in relation to post-retirement benefits), trusts and similar Persons; *provided, however,* that no member of the Board of Directors or the Executive Management Team shall hold more than ten (10) such Mandates.

4 The term "Mandate," as used in these Articles of Association, shall refer to any position in the supreme governing body of a Person that is required to be registered in a Swiss Commercial Register or a foreign register of equivalent nature. Up to ten (10) Mandates in different Persons that are under joint Control or common beneficial ownership outside the scope of application of Article 29e para. 3(a) shall be deemed to be one Mandate.

Article 29f

Loans / Post-Retirement Benefits Beyond Occupational Pensions

1 The Company or companies under its control shall not grant any loans to members of the Board of Directors or the Executive Management Team.

2 The Company or companies under its control may grant a member of the Executive Management Team post-retirement benefits beyond occupational pensions;

ausrichten, wobei solche Vorsorgeleistungen 50% des Basissalärs im Geschäftsjahr, das der Pensionierung unmittelbar vorausgeht, nicht übersteigen dürfen.

Abschnitt 4:
Jahresrechnung, Konzernrechnung und Gewinnverteilung

Artikel 30

Geschäftsjahr

Der Verwaltungsrat legt das Geschäftsjahr fest.

Artikel 31

Verteilung des Bilanzgewinns, Reserven

1 Über den Bilanzgewinn verfügt die Generalversammlung im Rahmen der anwendbaren gesetzlichen Vorschriften. Der Verwaltungsrat unterbreitet ihr seine Vorschläge.

2 Neben der gesetzlichen Reserve können weitere Reserven geschaffen werden.

3 Dividenden, welche nicht innerhalb von fünf Jahren nach ihrem Auszahlungsdatum bezogen werden, fallen an die Gesellschaft und werden in die allgemeinen gesetzlichen Reserven verbucht.

Abschnitt 5:
Auflösung und Liquidation

Artikel 32

Auflösung und Liquidation

1 Die Generalversammlung kann jederzeit die Auflösung und Liquidation der Gesellschaft nach Massgabe der gesetzlichen und statutarischen Vorschriften beschliessen.

2 Die Liquidation wird durch den Verwaltungsrat

provided, however, that any such post-retirement benefits may not exceed 50% of the base salary in the fiscal year immediately preceding the retirement.

Section 4:
Annual Statutory Financial Statements, Consolidated Financial Statements and Profit Allocation

Article 30

Fiscal Year

The Board of Directors determines the fiscal year.

Article 31

Allocation of Profit Shown on the Annual Statutory Balance Sheet, Reserves

1 The profit shown on the Annual Statutory Balance Sheet shall be allocated by the General Meeting of Shareholders in accordance with applicable law. The Board of Directors shall submit its proposals to the General Meeting of Shareholders.

2 Further reserves may be taken in addition to the reserves required by law.

3 Dividends that have not been collected within five years after their payment date shall enure to the Company and be allocated to the general statutory reserves.

Section 5:
Winding-up and Liquidation

Article 32

Winding-up and Liquidation

1 The General Meeting of Shareholders may at any time resolve on the winding-up and liquidation of the Company pursuant to applicable law and the provisions set forth in these Articles of Association.

2 The liquidation shall be effected by the Board of Directors,

durchgeführt, sofern sie nicht durch die Generalversammlung anderen Personen übertragen wird.

3 Die Liquidation der Gesellschaft erfolgt nach Massgabe der gesetzlichen Vorschriften.

4 Nach erfolgter Tilgung der Schulden wird das Vermögen unter die Aktionäre nach Massgabe der eingezahlten Beträge verteilt, soweit diese Statuten nichts anderes vorsehen.

Abschnitt 6:
Bekanntmachungen, Mitteilungen

Artikel 33

Bekanntmachungen, Mitteilungen

1 Publikationsorgan der Gesellschaft ist das Schweizerische Handelsamtsblatt.

2 Soweit keine individuelle Benachrichtigung durch das Gesetz, börsengesetzliche Bestimmungen oder diese Statuten verlangt wird, gelten sämtliche Mitteilungen an die Aktionäre als gültig erfolgt, wenn sie im Schweizerischen Handelsamtsblatt veröffentlicht worden sind. Schriftliche Bekanntmachungen der Gesellschaft an die Aktionäre werden auf dem ordentlichen Postweg an die letzte im Aktienbuch verzeichnete Adresse des Aktionärs oder des bevollmächtigten Empfängers geschickt. Finanzinstitute, welche Aktien für wirtschaftlich Berechtigte halten und als solches im Aktienbuch eingetragen sind, gelten als bevollmächtigte Empfänger.

unless the General Meeting of Shareholders shall appoint other persons as liquidators.

3 The liquidation of the Company shall be effectuated pursuant to the statutory provisions.

4 Upon discharge of all liabilities, the assets of the Company shall be distributed to the shareholders pursuant to the amounts paid in, unless these Articles of Association provide otherwise.

Section 6:
Announcements, Communications

Article 33

Announcements, Communications

1 The official means of publication of the Company shall be the Swiss Official Gazette of Commerce.

2 To the extent that individual notification is not required by law, stock exchange regulations or these Articles of Association, all communications to the shareholders shall be deemed valid if published in the Swiss Official Gazette of Commerce. Written communications by the Company to its shareholders shall be sent by ordinary mail to the last address of the shareholder or authorized recipient recorded in the share register. Financial institutions holding Shares for beneficial owners and recorded in such capacity in the share register shall be deemed to be authorized recipients.

Abschnitt 7:
Verbindlicher Originaltext

Artikel 34

Verbindlicher Originaltext

Falls sich zwischen der deutschen und englischen Fassung dieser Statuten Differenzen ergeben, hat die deutsche Fassung Vorrang.

Section 7:
Original Language

Article 34

Original Language

In the event of deviations between the German and English version of these Articles of Association, the German text shall prevail.

Abschnitt 8:
Definitionen

Artikel 35

Aktie(n)

1 Der Begriff **Aktie(n)** hat die in Artikel 4 dieser Statuten aufgeführte Bedeutung.

Eigentümer

2 **Eigentümer(in)**, unter Einschluss der Begriffe **Eigentum**, **halten**, **gehalten**, **Eigentümerschaft** oder ähnlicher Begriffe, bedeutet, wenn verwendet mit Bezug auf Aktien, jede Person, welche allein oder zusammen mit oder über Nahestehende Gesellschaften oder Nahestehende Personen:

(a) wirtschaftliche Eigentümerin dieser Aktien ist, ob direkt oder indirekt;

(b) (1) das Recht hat, aufgrund eines Vertrags, einer Absprache oder einer anderen Vereinbarung, oder aufgrund der Ausübung eines Wandel-, Tausch-, Bezugs- oder Optionsrechts oder anderweitig Aktien

Section 8:
Definitions

Article 35

Share(s)

1 The term **Share(s)** has the meaning assigned to it in Article 4 of these Articles of Association.

Owner

2 **Owner**, including the terms **Own**, **Owned** and **Ownership** when used with respect to any Shares means a Person that individually or with or through any of its Affiliates or Associates:

(a) beneficially Owns such Shares, directly or indirectly;

(b) has (1) the right to acquire such Shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the

zu erwerben (unabhängig davon, ob dieses Recht sofort ausübbar ist oder nur nach einer gewissen Zeit); vorausgesetzt, dass eine Person nicht als Eigentümerin derjenigen Aktien gelten soll, die im Rahmen eines Übernahme- oder Umtauschangebots, das diese Person oder eine dieser Person Nahestehende Gesellschaft oder Nahestehende Person eingeleitet hat, angedient werden, bis diese Aktien zum Kauf oder Tausch akzeptiert werden; oder (2) das Recht hat, die Stimmrechte dieser Aktien aufgrund eines Vertrags, einer Absprache oder einer anderen Vereinbarung auszuüben; vorausgesetzt, dass eine Person nicht als Eigentümerin von Aktien gilt infolge des Rechts, das Stimmrecht auszuüben, soweit der diesbezügliche Vertrag, die diesbezügliche Absprache oder die diesbezügliche andere Vereinbarung nur aufgrund einer widerruflichen Vollmacht (*proxy*) oder Zustimmung zustande gekommen ist, und diese Vollmacht (*proxy*) oder Zustimmung in Erwiderung auf eine an 10 oder mehr Personen gemachte diesbezügliche Aufforderung ergangen ist; oder

exercise of conversion rights, exchange rights, warrants or options, or otherwise; *provided, however*, that a Person shall not be deemed the Owner of Shares tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered Shares are accepted for purchase or exchange; or (2) the right to vote such Shares pursuant to any agreement, arrangement or understanding; *provided, however*, that a Person shall not be deemed the Owner of any Shares because of such Person's right to vote such Shares if the agreement, arrangement or understanding to vote such Shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or

(c) zwecks Erwerbs, Haltens, Stimmrechtsausübung (mit Ausnahme der Stimmrechtsausübung aufgrund einer widerruflichen Vollmacht (*proxy*) oder Zustimmung wie in Artikel 35 Abs. 2(b)(ii)(2) umschrieben) oder Veräusserung dieser Aktien mit einer anderen Person in einen Vertrag, eine Absprache oder eine andere Vereinbarung getreten ist, die direkt oder indirekt entweder selbst oder über ihr Nahestehende Gesellschaften oder Nahestehende Personen wirtschaftlich Eigentümerin dieser Aktien ist.

(c) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in Article 35 para. 2(b)(ii)(2)), or disposing of such Shares with any other Person that beneficially Owns, or whose Affiliates or Associates beneficially Own, directly or indirectly, such Shares.

Gesamtjahresvergütung

2a Der Begriff **Gesamtjahresvergütung** hat für Zwecke der Bestimmung von Artikel 29c dieser Statuten die in Artikel 29c dieser Statuten aufgeführte Bedeutung.

Total Annual Compensation

2a The term **Total Annual Compensation** has, for purposes of the provision of Article 29c of these Articles of Association, the meaning assigned to it in Article 29c of these Articles of Association.

Geschäftsleitung	2b	Der Begriff **Geschäftsleitung** hat die in Artikel 26 dieser Statuten aufgeführte Bedeutung. In Bezug auf Artikel 20 Abs. 3 und den dazugehörigen Definitionen in diesem Abschnitt 8 sowie in Bezug auf Artikel 24 Abs. 3 und Abs. 4 ist der Begriff "Mitglieder der Geschäftsleitung" weiterhin als Bezugnahme auf alle Mitglieder der Geschäftsleitung zusammen mit allen anderen Officers der Gesellschaft zu verstehen.	Executive Management Team	2b	The term **Executive Management Team** has the meaning assigned to it in Article 26 of these Articles of Association. In relation to Article 20 para. 3 and the definitions pertaining thereto as set forth in this Section 8 and Article 24 para. 3 and para. 4, the term "officer" shall continue to be a reference to the members of the Executive Management Team together with all other officers of the Company.
Gesellschaft	3	Der Begriff **Gesellschaft** hat die in Artikel 1 dieser Statuten aufgeführte Bedeutung.	Company	3	The term **Company** has the meaning assigned to it in Article 1 of these Articles of Association.
Kontrolle	4	**Kontrolle**, einschliesslich die Begriffe **kontrollierend**, **kontrolliert von** und **unter gemeinsamer Kontrolle mit**, bedeutet die Möglichkeit, direkt oder indirekt auf die Geschäftsführung und die Geschäftspolitik einer Person Einfluss zu nehmen, sei es aufgrund des Haltens von Stimmrechten, eines Vertrags oder auf andere Weise. Eine Person, welche 20% oder mehr der ausgegebenen oder ausstehenden Stimmrechte einer Kapitalgesellschaft, rechts- oder nicht-rechtsfähigen Personengesellschaft oder eines anderen Rechtsträgers hält, hat mangels Nachweises des Gegenteils unter Anwendung des Beweismasses der überwiegenden Wahrscheinlichkeit der Beweismittel vermutungsweise Kontrolle über einen solchen Rechtsträger. Ungeachtet des Voranstehenden gilt diese Vermutung der Kontrolle nicht, wenn eine Person in Treu und Glauben und nicht zur Umgehung dieser Bestimmung Stimmrechte als Stellvertreter (*agent*), Bank, Börsenmakler (*broker*), Nominee, Depotbank (*custodian*) oder Treuhänder (*trustee*) für einen oder mehrere Eigentümer hält, die für sich allein oder zusammen als Gruppe keine Kontrolle über den betreffenden Rechtsträger haben.	Control	4	**Control**, including the terms **controlling**, **controlled by** and **under common control** with, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the Ownership of voting shares, by contract, or otherwise. A Person who is the Owner of 20% or more of the issued or outstanding voting shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more Owners who do not individually or as a group have control of such entity.
Mandat	4a	Der Begriff **Mandat** hat die in Artikel 29e Abs. 4 dieser	Mandate	4a	The term **Mandate** has the meaning assigned to it in

Statuten aufgeführte Bedeutung.

Nahestehender Aktionär 5 **Nahestehender Aktionär** bedeutet jede Person (unter Ausschluss der Gesellschaft oder jeder direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird), (i) die Eigentümerin von 15% oder mehr der ausgegebenen Aktien ist, oder (ii) die als Nahestehende Gesellschaft oder Nahestehende Person anzusehen ist und irgendwann in den drei unmittelbar vorangehenden Jahren vor dem Zeitpunkt, zu dem bestimmt werden muss, ob diese Person ein Nahestehender Aktionär ist, Eigentümerin von 15% oder mehr der ausgegebenen Stimmrechte gewesen ist, ebenso wie jede Nahestehende Gesellschaft und Nahestehende Person dieser Person; vorausgesetzt, dass eine Person nicht als **Nahestehender Aktionär** gilt, die aufgrund von Handlungen, die ausschliesslich der Gesellschaft zuzurechnen sind, Eigentümerin von Aktien in Überschreitung der 15%-Beschränkung ist; wobei jedoch jede solche Person dann als Nahestehender Aktionär gilt, falls sie später zusätzliche Aktien erwirbt, ausser dieser Erwerb erfolgt aufgrund von weiteren Gesellschaftshandlungen, die weder direkt noch indirekt von dieser Person beeinflusst werden. Zur Bestimmung, ob eine Person ein Nahestehender Aktionär ist, sind die als ausgegeben geltenden Aktien unter Einschluss der von dieser Person gehaltenen Aktien (unter Anwendung des Begriffs "gehalten" wie in Artikel 35 Abs. 2 dieser Statuten definiert) zu berechnen, jedoch unter Ausschluss von nichtausgegebenen Aktien, die aufgrund eines Vertrags, einer Absprache oder einer anderen Vereinbarung, oder aufgrund der Ausübung eines Wandel-, Bezugs- oder Optionsrechts oder anderweitig ausgegeben werden können;

Article 29e para. 4 of these Articles of Association.

Interested Shareholder 5 **Interested Shareholder** means any Person (other than the Company or any direct or indirect majority-Owned subsidiary of the Company) (i) that is the Owner of 15% or more of the issued Shares of the Company or (ii) that is an Affiliate or Associate of the Company and was the Owner of 15% or more of the issued Shares at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Shareholder, and also the Affiliates and Associates of such Person; *provided, however*, that the term Interested Shareholder shall not include any Person whose Ownership of Shares in excess of the 15% limitation is the result of action taken solely by the Company; provided that such Person shall be an Interested Shareholder if thereafter such Person acquires additional Shares, except as a result of further corporate action not caused, directly or indirectly, by such Person. For the purpose of determining whether a Person is an Interested Shareholder, the Shares deemed to be in issue shall include Shares deemed to be Owned by the Person (through the application of the definition of Owner in Article 35 para. 2 of these Articles of Association) but shall not include any other unissued Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

Nahestehende Gesellschaft	6	**Nahestehende Gesellschaft** bedeutet jede Person, die direkt oder indirekt über eine oder mehrere Mittelspersonen eine andere Person kontrolliert, von einer anderen Person kontrolliert wird, oder unter gemeineinsamer Kontrolle mit einer anderen Person steht.	Affiliate	6	**Affiliate** means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.
Nahestehende Person	7	**Nahestehende Person** bedeutet, wenn verwendet zur Bezeichnung einer Beziehung zu einer Person, (i) jede Kapitalgesellschaft, rechts- oder nicht-rechtsfähige Personengesellschaft oder ein anderer Rechtsträger, von welcher diese Person Mitglied des Leitungs- oder Verwaltungsorgans, der Geschäftsleitung oder Gesellschafter ist oder von welcher diese Person, direkt oder indirekt, Eigentümerin von 20% oder mehr einer Kategorie von Aktien oder anderer Anteilsrechte ist, die ein Stimmrecht vermitteln, (ii) jedes Treuhandvermögen (*Trust*) oder jede andere Vermögenseinheit, an der diese Person wirtschaftlich einen Anteil von 20% oder mehr hält oder in Bezug auf welche diese Person als Verwalter (*trustee*) oder in ähnlich treuhändischer Funktion tätig ist, und (iii) jeder Verwandte, Ehe- oder Lebenspartner dieser Person, oder jede Verwandte des Ehe- oder Lebenspartners, jeweils soweit diese den gleichen Wohnsitz haben wie diese Person.	Associate	7	**Associate**, when used to indicate a relationship with any Person, means (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the Owner of 20% or more of any class of voting shares, (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.
OR	8	Der Begriff **OR** hat die in Artikel 14 Abs. 2 dieser Statuten aufgeführte Bedeutung.	CO	8	The term **CO** has the meaning assigned to it in Article 14 para. 2 of these Articles of Association.
Person	9	**Person** bedeutet jede natürliche Person, jede Kapitalgesellschaft, rechts- oder nicht-rechtsfähige Personengesellschaft oder jeder andere Rechtsträger. Für die Zwecke von Artikel 29e dieser Statuten sind Individuen nicht erfasst.	Person	9	**Person** means any individual, corporation, partnership, unincorporated association or other entity. For purposes of Article 29e of these Articles of Association, it shall not include individuals.
Rechte	10	Der Begriff **Rechte** hat die in Artikel 6 Abs. 1 dieser Statuten aufgeführte Bedeutung.	Rights	10	The term **Rights** has the meaning assigned to it in

					Article 6 para. 1 of these Articles of Association.
Mit Rechten verbundenen Obligationen	11	Der Begriff **mit Rechten verbundenen Obligationen** hat die in Artikel 6 Abs. 1 dieser Statuten aufgeführte Bedeutung.	Rights-Bearing Obligations	11	The term **Rights-Bearing Obligations** has the meaning assigned to it in Article 6 para. 1 of these Articles of Association.
SEC	12	Der Begriff **SEC** hat die in Artikel 12 Abs. 2 dieser Statuten aufgeführte Bedeutung.	SEC	12	The term **SEC** has the meaning assigned to it in Article 12 para. 2 of these Articles of Association.
Transfer Agent	13	Der Begriff **Transfer Agent** hat die in Artikel 8 Abs. 3 dieser Statuten aufgeführte Bedeutung.	Transfer Agent	13	The term **Transfer Agent** has the meaning assigned to it in Article 8 para. 3 of these Articles of Association.
Vergütung	13a	Der Begriff **Vergütung** hat die in Artikel 29a Abs. 6 dieser Statuten aufgeführte Bedeutung.	Compensation	13a	The term **Compensation** has the meaning assigned to it in Article 29a para. 6 of these Articles of Association.
Vergütungs-ausschuss	13b	Der Begriff **Vergütungsausschuss** hat die in Artikel 28a Abs. 1 dieser Statuten aufgeführte Bedeutung.	Compensation Committee	13b	The term **Compensation Committee** has the meaning assigned to it in Article 28a para. 1 of these Articles of Association.
Zusammen-schluss	14	**Zusammenschluss** bedeutet, wenn im Rahmen dieser Statuten in Bezug auf die Gesellschaft oder einen Nahestehenden Aktionär der Gesellschaft verwendet:	Business Combination	14	**Business Combination**, when used in these Articles of Association in reference to the Company and any Interested Shareholder of the Company, means:
		(a) Jede Fusion oder andere Form des Zusammenschlusses der Gesellschaft oder einer direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, mit (1) dem Nahestehenden Aktionär oder (2) einer anderen Kapitalgesellschaft, rechts- oder nicht-rechtsfähigen Personengesellschaft oder einem anderen Rechtsträger, soweit diese Fusion oder andere Form des Zusammenschlusses durch den Nahestehenden Aktionär verursacht worden ist und als Folge dieser Fusion oder anderen Form des			(a) Any merger or consolidation of the Company or any direct or indirect majority-Owned subsidiary of the Company with (1) the Interested Shareholder or (2) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Shareholder and as a result of such merger or consolidation Article 19(f) and Article 20 para. 3 of these Articles of Association (including the relevant definitions in Article 35 of these Articles of Association pertaining thereto) or a provision

Zusammenschlusses Artikel 19(f) und Artikel 20 Abs. 3 dieser Statuten (sowie jede der dazu gehörigen Definition in Artikel 35 dieser Statuten) oder im Wesentlichen gleiche Bestimmungen wie Artikel 19(f), Artikel 20 Abs. 3 (und die dazugehörigen Definitionen in Artikel 35 dieser Statuten auf den überlebenden Rechtsträger) nicht anwendbar sind;

(b) jeder Verkauf, Vermietung oder Verpachtung, hypothekarische Belastung oder andere Verpfändung, Übertragung oder andere Verfügung (ob in einer oder mehreren Transaktionen), einschliesslich im Rahmen eines Tauschs, von Vermögenswerten der Gesellschaft oder einer direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, an einen Nahestehenden Aktionär (ausser soweit der Zuerwerb unter einer der genannten Transaktionen proportional als Aktionär erfolgt), soweit diese Vermögenswerte einen Marktwert von 10% oder mehr entweder des auf konsolidierter Basis aggregierten Marktwertes aller Vermögenswerte der Gesellschaft oder des aggregierten Marktwertes aller dann ausgegebenen Aktien haben, unabhängig davon, ob eine dieser Transaktionen Teil einer Auflösung der Gesellschaft ist oder nicht;

(c) jede Transaktion, die dazu führt, dass die Gesellschaft oder eine direkte oder indirekte Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, Aktien oder Tochtergesellschafts-Aktien an den Nahestehenden Aktionär ausgibt oder überträgt, es sei denn (1) aufgrund der Ausübung, des Tauschs oder der Wandlung von Finanzmarktinstrumenten, die in Aktien oder Aktien einer direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der

substantially the same as such Article 19(f) and Article 20 para. 3 (including the relevant definitions in Article 35) are not applicable to the surviving entity;

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-Owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the Shares then in issue;

(c) any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-Owned subsidiary of the Company of any Shares or shares of such subsidiary to the Interested Shareholder, except (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Shares or the shares of a direct or indirect majority-Owned subsidiary of the Company which securities were

Gesellschaft gehalten wird, ausgeübt, getauscht oder gewandelt werden können, vorausgesetzt, die betreffenden Finanzmarktinstrumente waren zum Zeitpunkt, in dem der Nahestehende Aktionär zu einem solchem wurde, bereits ausgegeben; (2) als Dividende oder Ausschüttung an alle Aktionäre, oder aufgrund der Ausübung, des Tauschs oder der Wandlung von Finanzmarktinstrumenten, die in Aktien oder Aktien einer direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, ausgeübt, getauscht oder gewandelt werden können, vorausgesetzt, diese Finanzinstrumente werden allen Aktionäre anteilsmässig ausgegeben, nachdem der Nahestehende Aktionär zu einem solchem wurde; (3) gemäss einem Umtauschangebot der Gesellschaft, Aktien von allen Aktionären zu den gleichen Bedingungen zu erwerben; oder (4) aufgrund der Ausgabe oder der Übertragung von Aktien durch die Gesellschaft; vorausgesetzt, dass in keinem der unter (2) bis (4) genannten Fällen der proportionale Anteil des Nahestehenden Aktionärs an den Aktien erhöht werden darf;

(d) jede Transaktion, in welche die Gesellschaft oder eine direkte oder indirekte Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, involviert ist, und die direkt oder indirekt dazu führt, dass der proportionale Anteil der vom Nahestehenden Aktionär gehaltenen Aktien, in Aktien wandelbare Obligationen oder Tochtergesellschafts-Aktien erhöht wird, ausser eine solche Erhöhung ist nur unwesentlich und die Folge eines Spitzenausgleichs für Fraktionen oder eines Rückkaufs oder einer Rücknahme von Aktien, soweit diese(r) weder direkt noch indirekt durch den Nahestehenden Aktionär verursacht wurde; oder

in issue prior to the time that the Interested Shareholder became such; (2) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Shares or the shares of a direct or indirect majority-Owned subsidiary of the Company which security is distributed, pro rata, to all shareholders subsequent to the time the Interested Shareholder became such; (3) pursuant to an exchange offer by the Company to purchase Shares made on the same terms to all holders of said Shares; or (4) any issuance or transfer of Shares by the Company; *provided, however*, that in no case under (2)–(4) above shall there be an increase in the Interested Shareholder's proportionate interest in the Shares;

(d) any transaction involving the Company or any direct or indirect majority-Owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate interest in the Shares, or securities convertible into the Shares, or in the shares of any such subsidiary which is Owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any Shares not caused, directly or indirectly, by the Interested Shareholder; or

(e) jede direkte oder indirekte Gewährung von Darlehen, Vorschüssen, Garantien, Bürgschaften, oder garantieähnlicher Verpflichtungen, Pfändern oder anderen finanziellen Begünstigungen (mit Ausnahme einer solchen, die gemäss den Unterabschnitten (a) – (d) dieses Artikels 35 Abs. 14 ausdrücklich erlaubt ist sowie einer solchen, die proportional an alle Aktionäre erfolgt) durch die oder über die Gesellschaft oder eine direkte oder indirekte Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, an den Nahestehenden Aktionär.

Zusatzbetrag

15 Der Begriff **Zusatzbetrag** hat die in Artikel 29c dieser Statuten aufgeführte Bedeutung.

(e) any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subsections (a)–(d) of this Article 35 para. 14) provided by or through the Company or any direct or indirect majority-Owned subsidiary of the Company.

Supplementary Amount

15 The term **Supplementary Amount** has the meaning assigned to it in Article 29c of these Articles of Association.

Abschnitt 9:
Übergangsbestimmungen

Artikel 36

Sacheinlage

Die Gesellschaft übernimmt bei der Kapitalerhöhung vom 19. Dezember 2008 von der Transocean Inc. in Grand Cayman, Cayman Islands (**Transocean Inc.**), gemäss Sacheinlagevertrag per 18. Dezember 2008 (**Sacheinlagevertrag**) 319’228’632 Aktien (*ordinary shares*) der Transocean Inc. Diese Aktien werden zu einem Übernahmewert von insgesamt CHF 16'476'107'961.80 übernommen. Als Gegenleistung für diese Sacheinlage gibt die Gesellschaft einem Umtauschagenten, handelnd auf Rechnung der Aktionäre der Transocean Inc. im Zeitpunkt unmittelbar vor Vollzug des Sacheinlagevertrages und im Namen und auf Rechnung der Transocean Inc., insgesamt 335'228’632 voll einbezahlte Aktien mit einem Nennwert von insgesamt CHF 5'028'429’480 aus. Die Gesellschaft weist die Differenz zwischen dem totalen Nennwert der ausgegebenen Aktien und dem Übernahmewert der Sacheinlage im Gesamtbetrag von CHF 11'447'678'481.80 den Reserven der Gesellschaft zu.

Section 9:
Transitional Provisions

Article 36

Contribution in Kind

In connection with the capital increase of December 19, 2008, and in accordance with the contribution in kind agreement as of December 18, 2008 (the **Contribution in Kind Agreement**), the Company acquires 319,228,632 ordinary shares of Transocean Inc., Grand Cayman, Cayman Islands (**Transocean Inc.**). The shares of Transocean Inc. are acquired for a total value of CHF 16,476,107,961.80. As consideration for this contribution, the Company issues to an exchange agent, acting for the account of the holders of ordinary shares of Transocean Inc. outstanding immediately prior to the completion of the Contribution in Kind Agreement and in the name and the account of Transocean Inc, a total of 335,228,632 fully paid Shares with a total par value of CHF 5,028,429,480. The difference between the aggregate par value of the issued Shares and the total value of CHF 11,447,678,481.80 is allocated to the reserves of the Company.

Genehmigung der Vergütung gemäss Artikel 29a Abs. 1	**Artikel 37** Die Genehmigung der Vergütung des Verwaltungsrates und der Geschäftsleitung durch die Aktionäre gemäss Artikel 29a Abs. 1 dieser Statuten findet erstmals an der ordentlichen Generalversammlung 2015 statt.	Ratification of the compensation pursuant to Article 29a para. 1	**Article 37** The ratification by shareholders of the compensation of the Board of Directors and the Executive Management Team pursuant to Article 29a para. 1 of these Articles of Association shall take place for the first time at the 2015 Annual General Meeting.

Cham, 16. Mai 2014